Exhibit 10.2
                                                                  ------------

                                              Published CUSIP No. ____________



                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of December 23, 2004

                                     among

                            MIDDLEBY MARSHALL INC.,

                           THE MIDDLEBY CORPORATION,

                        VARIOUS FINANCIAL INSTITUTIONS,

                      LASALLE BANK NATIONAL ASSOCIATION,
                             as Syndication Agent,

                            WELLS FARGO BANK, N.A.,
                            as Documentation Agent,

                                      and

                            BANK OF AMERICA, N.A.,
         as Administrative Agent, Issuing Lender and Swing Line Lender









                        BANC OF AMERICA SECURITIES LLC
                        Lead Arranger and Book Manager



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                                                    CONTENTS

Clause                                                                                                         Page



SECTION 1             DEFINITIONS................................................................................1

         1.1      Definitions....................................................................................1
         1.2      Other Interpretive Provisions.................................................................17
         1.3      Allocation of Loans and Percentages at the Effective Time.....................................17

SECTION 2             COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES;
                      LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.............................................18

         2.1      Commitments...................................................................................18
         2.1.1    Revolving Loans...............................................................................18
         2.1.2    L/C Commitment................................................................................19
         2.1.3    Term Loans....................................................................................19
         2.2      Loan Procedures...............................................................................19
         2.2.1    Various Types of Loans........................................................................19
         2.2.2    Borrowing Procedures..........................................................................19
         2.2.3    Conversion and Continuation Procedures........................................................20
         2.3      Letter of Credit Procedures...................................................................21
         2.3.1    L/C Applications..............................................................................21
         2.3.2    Participations in Letters of Credit...........................................................21
         2.3.3    Reimbursement Obligations.....................................................................21
         2.3.4    Limitation on Obligations of Issuing Lenders..................................................22
         2.3.5    Funding by Revolving Lenders to Issuing Lenders...............................................22
         2.3.6    Applicability of ISP and UCP..................................................................23
         2.4      Swing Line Loans..............................................................................23
         2.4.1    Swing Line Loans..............................................................................23
         2.4.2    Swing Line Loan Procedures....................................................................23
         2.4.3    Refunding of, or Funding of Participations in, Swing Line Loans...............................23
         2.4.4    Repayment of Participations...................................................................24
         2.4.5    Participation Obligations Unconditional.......................................................24
         2.5      Commitments Several...........................................................................25
         2.6      Certain Conditions............................................................................25

SECTION 3             NOTES EVIDENCING LOANS....................................................................25

         3.1      Notes.........................................................................................25
         3.2      Recordkeeping.................................................................................25

SECTION 4             INTEREST..................................................................................25

         4.1      Interest Rates................................................................................25
         4.2      Interest Payment Dates........................................................................25
         4.3      Setting and Notice of Eurodollar Rates........................................................26
         4.4      Computation of Interest.......................................................................26

SECTION 5             FEES......................................................................................26

         5.1      Commitment Fee................................................................................26
         5.2      Letter of Credit Fees.........................................................................26
         5.3      Up-Front Fees.................................................................................27
         5.4      Administrative Agent's and Lead Arranger's Fees...............................................27

SECTION 6             REPAYMENT OF LOANS; REDUCTION AND TERMINATION OF THE
                      REVOLVING COMMITMENTS; PREPAYMENTS........................................................27

         6.1      Repayment of Loans............................................................................27
         6.2      Changes in the Revolving Commitment Amount....................................................27
         6.2.1    Voluntary Reductions and Termination of the Revolving Commitment Amount.......................27
         6.2.2    Increase in the Revolving Commitment Amount...................................................27
         6.3      Prepayments...................................................................................28
         6.3.1    Voluntary Prepayments.........................................................................28
         6.3.2    Mandatory Prepayments of Term Loans...........................................................29
         6.3.3    Application of Prepayments....................................................................29
         6.3.4    Eurodollar Prepayment Account.................................................................29

SECTION 7             MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES...........................................30

         7.1      Making of Payments............................................................................30
         7.2      Application of Certain Payments...............................................................30
         7.3      Due Date Extension............................................................................30
         7.4      Setoff........................................................................................30
         7.5      Proration of Payments.........................................................................31
         7.6      Taxes.........................................................................................31

SECTION 8             INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS..................................33

         8.1      Increased Costs...............................................................................33
         8.2      Basis for Determining Interest Rate Inadequate or Unfair......................................34
         8.3      Changes in Law Rendering Eurodollar Loans Unlawful............................................35
         8.4      Funding Losses................................................................................35
         8.5      Right of Lenders to Fund through Other Offices................................................35
         8.6      Discretion of Lenders as to Manner of Funding.................................................36
         8.7      Mitigation of Circumstances; Replacement of Affected Lender...................................36
         8.8      Conclusiveness of Statements; Survival of Provisions..........................................36

SECTION 9             REPRESENTATIONS AND WARRANTIES............................................................36

         9.1      Organization, etc.............................................................................37
         9.2      Authorization; No Conflict....................................................................37
         9.3      Validity and Binding Nature...................................................................37
         9.4      Financial Condition...........................................................................37
         9.5      No Material Adverse Change....................................................................38
         9.6      Litigation and Contingent Liabilities.........................................................38
         9.7      Ownership of Properties; Liens................................................................38
         9.8      Subsidiaries..................................................................................38
         9.9      Pension Plans.................................................................................38
         9.10     Investment Company Act........................................................................39
         9.11     Public Utility Holding Company Act............................................................39
         9.12     Regulation U..................................................................................39
         9.13     Taxes.........................................................................................39
         9.14     Solvency, etc.................................................................................39
         9.15     Environmental Matters.........................................................................39
         9.16     Information...................................................................................40
         9.17     No Default....................................................................................40
         9.18     No Burdensome Restrictions....................................................................40

SECTION 10            COVENANTS.................................................................................40

         10.1     Reports, Certificates and Other Information...................................................40
         10.1.1   Audit Report..................................................................................40
         10.1.2   Quarterly Reports.............................................................................41
         10.1.3   Compliance Certificates.......................................................................41
         10.1.4   Reports to SEC and to Shareholders............................................................41
         10.1.5   Notice of Default, Litigation, ERISA and Environmental Matters................................41
         10.1.6   Subsidiaries..................................................................................42
         10.1.7   Management Reports............................................................................42
         10.1.8   Projections...................................................................................42
         10.1.9   Other Information.............................................................................42
         10.2     Books, Records and Inspections................................................................42
         10.3     Insurance.....................................................................................43
         10.4     Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities....................43
         10.5     Maintenance of Existence, etc.................................................................43
         10.6     Financial Covenants...........................................................................43
         10.6.1   Fixed Charge Coverage Ratio...................................................................43
         10.6.2   Leverage Ratio................................................................................44
         10.7     Limitations on Debt...........................................................................44
         10.8     Liens.........................................................................................45
         10.9     Restricted Payments...........................................................................46
         10.10    Mergers, Consolidations, Sales................................................................47
         10.11    Use of Proceeds...............................................................................47
         10.12    Further Assurances............................................................................47
         10.13    Transactions with Affiliates..................................................................48
         10.14    Employee Benefit Plans........................................................................48
         10.15    Environmental Laws............................................................................48
         10.16    Unconditional Purchase Obligations............................................................48
         10.17    Inconsistent Agreements.......................................................................48
         10.18    Business Activities...........................................................................49
         10.19    Advances and Other Investments................................................................49
         10.20    Foreign Subsidiaries..........................................................................50
         10.21    Amendments to Certain Documents...............................................................50
         10.22    Real Estate Documents.........................................................................50
         10.23    Key Management................................................................................51

SECTION 11            EFFECTIVENESS; CONDITIONS OF LENDING, ETC.................................................51

         11.1     Effectiveness.................................................................................51
         11.1.1   Notes.........................................................................................51
         11.1.2   Resolutions...................................................................................51
         11.1.3   Other Consents, etc...........................................................................51
         11.1.4   Incumbency and Signature Certificates.........................................................51
         11.1.5   Confirmation..................................................................................51
         11.1.6   Opinion of Counsel for the Loan Parties.......................................................51
         11.1.7   Officer's Certificate.........................................................................51
         11.1.8   Compliance Certificate........................................................................52
         11.1.9   Form U-1......................................................................................52
         11.1.10  Other.........................................................................................52
         11.2     Conditions to All Credit Extensions...........................................................52
         11.2.1   Compliance with Representations and Warranties, No Default, etc...............................52
         11.2.2   Confirmatory Certificate......................................................................52

SECTION 12            EVENTS OF DEFAULT AND THEIR EFFECT........................................................52

         12.1     Events of Default.............................................................................52
         12.1.1   Non-Payment of the Loans, etc.................................................................52
         12.1.2   Non-Payment of Other Debt.....................................................................53
         12.1.3   Bankruptcy, Insolvency, etc...................................................................53
         12.1.4   Non-Compliance with Provisions of This Agreement..............................................53
         12.1.5   Representations and Warranties................................................................53
         12.1.6   Pension Plans.................................................................................53
         12.1.7   Judgments.....................................................................................54
         12.1.8   Invalidity of Subsidiary Guaranty, etc........................................................54
         12.1.9   Invalidity of Collateral Documents, etc.......................................................54
         12.1.10  Change in Control.............................................................................54
         12.2     Effect of Event of Default....................................................................54

SECTION 13            PARENT GUARANTY...........................................................................55

         13.1     The Guaranty..................................................................................55
         13.2     Guaranty Unconditional........................................................................55
         13.3     Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances...................56
         13.4     Waiver by the Parent..........................................................................56
         13.5     Delay of Subrogation..........................................................................56
         13.6     Stay of Acceleration..........................................................................56

SECTION 14            THE ADMINISTRATIVE AGENT..................................................................56

         14.1     Appointment and Authorization.................................................................56
         14.2     Delegation of Duties..........................................................................57
         14.3     Liability of Administrative Agent.............................................................57
         14.4     Reliance by Administrative Agent..............................................................58
         14.5     Notice of Default.............................................................................58
         14.6     Credit Decision...............................................................................58
         14.7     Indemnification...............................................................................59
         14.8     Administrative Agent in Individual Capacity...................................................59
         14.9     Successor Administrative Agent................................................................60
         14.10    Withholding Tax...............................................................................60
         14.11    Collateral Matters............................................................................62
         14.12    Other Agents..................................................................................62

SECTION 15            GENERAL...................................................................................62

         15.1     Waiver; Amendments............................................................................62
         15.2     Confirmations.................................................................................63
         15.3     Notices.......................................................................................63
         15.4     Computations..................................................................................63
         15.5     Regulation U..................................................................................64
         15.6     Costs, Expenses and Taxes.....................................................................64
         15.7     Subsidiary References.........................................................................64
         15.8     Captions......................................................................................64
         15.9     Assignments; Participations...................................................................64
         15.9.1   Assignments...................................................................................64
         15.9.2   Participations................................................................................66
         15.10    Governing Law.................................................................................67
         15.11    Counterparts..................................................................................67
         15.12    Successors and Assigns........................................................................67
         15.13    Indemnification by the Company................................................................67
         15.14    Forum Selection and Consent to Jurisdiction...................................................68
         15.15    Waiver of Jury Trial..........................................................................68
         15.16    USA PATRIOT ACT NOTICE........................................................................69

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                                   SCHEDULES

SCHEDULE 1.1         Pricing Schedule
SCHEDULE 2.1         Lenders and Initial Commitments and Percentages
SCHEDULE 6.1         Amortization of Term Loans
SCHEDULE 9.6         Litigation and Contingent Liabilities
SCHEDULE 9.7         Ownership of Properties; Liens
SCHEDULE 9.8         Subsidiaries
SCHEDULE 9.15        Environmental Matters
SCHEDULE 10.7(h)     Existing Debt
SCHEDULE 10.8        Existing Liens
SCHEDULE 10.19       Existing Investments
SCHEDULE 15.3        Addresses for Notices


                                   EXHIBITS

EXHIBIT A            Form of Note
EXHIBIT B            Form of Compliance Certificate
EXHIBIT C            Copy of Subsidiary Guaranty
EXHIBIT D            Copy of Security Agreement
EXHIBIT E            Copy of U.S. Pledge Agreement
EXHIBIT F            Form of Assignment Agreement
EXHIBIT G            Form of Confirmation
EXHIBIT H            Form of Increase Request

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                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 23, 2004 (this "Agreement") is entered into among MIDDLEBY MARSHALL INC., a Delaware corporation (the "Company"), THE MIDDLEBY CORPORATION, a Delaware corporation (the "Parent"), each financial institution that from time to time becomes a party hereto as a lender (each a "Lender") and BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), as administrative agent for the Lenders.

         WHEREAS, the Company, the Parent, various financial institutions and Bank of America, as administrative agent, have entered into a second amended and restated credit agreement dated as of May 19, 2004 (the "Existing Credit Agreement");

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and

         WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company and the Parent under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meanings:

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

         Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

         Affected Lender means any Lender (a) that is a Defaulting Lender and/or (b) that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in
Section 8.2 or 8.3.

         Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

         Agent-Related Persons means Bank of America or any successor agent arising under Section 14.9, together with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         Agreement - see the Preamble.

         Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         Asset Sale means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary of the Company to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary of the Company, whether by merger, consolidation or otherwise), excluding (a) the sale or lease of inventory in the ordinary course of business, (b) license agreements entered into by the Company or any Subsidiary, as licensor, in the ordinary course of business for the use of any intellectual property or other intangible asset of the Company or such Subsidiary, (c) sales or assignments of receivables in the ordinary course of business consistent with past practice, (d) the sale, assignment or other transfer of machinery or equipment no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (e) the lease or sublease of real property interests in the ordinary course of business, (f) any sale, lease, assignment or transfer (or series of related sales, leases, assignments or transfers) for net cash proceeds of less than $100,000, (g) any condemnation event (so long as the proceeds thereof are used, or are committed to be used, within 180 days following receipt thereof to acquire replacement assets) and (h) other sales, leases, assignments or transfers of assets for net cash proceeds not exceeding $5,000,000 in any Fiscal Year.

         Assignee - see Section 15.9.1.

         Assignment Agreement - see Section 15.9.1.

         Bank of America - see the Preamble.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means a Revolving Loan, or a portion of a Term Loan, which bears interest at or by reference to the Base Rate.

         Base Rate Margin - see Schedule 1.1.

         Blodgett Acquisition Agreement means the Stock Purchase Agreement dated as of August 30, 2001 between the Company (as assignee of the Parent) and Maytag Corporation, including all schedules, annexes and exhibits thereto, as amended on or prior to the Effective Time.

         Business Day means any day (other than a Saturday or Sunday) on which Bank of America is open for commercial banking business in Chicago, Charlotte, Dallas and New York and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, but excluding expenditures made in connection with (a) the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (b) any Permitted Acquisition.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc. (or carrying an equivalent rating by an internationally-recognized rating agency), (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions or money market deposit accounts that are issued or sold by, or maintained with, a Lender, (d) any repurchase agreement entered into with any Lender which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
(c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender thereunder, (e) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than the Parent or an Affiliate of the Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia, (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         Change in Control means an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Parent or any Subsidiary, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of outstanding shares of voting stock of the Parent in excess of 25%; and (b) individuals who at the Effective Time were directors of the Parent (the "Incumbent Board") shall cease for any reason to constitute a majority of the board of directors of the Parent; provided that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by the Parent's shareholders, was approved by the requisite vote of the then Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any "person" or "group" other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

         Code means the Internal Revenue Code of 1986.

         Collateral Access Agreement means an agreement, in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and a third party relating to inventory of the Company or any Subsidiary Guarantor located on the property of such third party.

         Collateral Documents means the U.S. Pledge Agreement, the Security Agreement, each Mortgage and any other agreement pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Lenders.

         Commitment means a Revolving Commitment or a Term Commitment, as the context may require.

         Commitment Fee Rate - see Schedule 1.1.

         Company - see the Preamble.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Confirmation means a confirmation agreement substantially in the form of Exhibit G.

         Consolidated Net Income means, with respect to the Parent and its Subsidiaries for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, excluding (a) any extraordinary gains during such period and (b) any foreign exchange translation gains or losses that might appear on or be reflected in the consolidated statement of earnings of the Parent and its Subsidiaries on a consolidated basis for such period.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Credit Extension means the making of any Loan or the issuance of any Letter of Credit.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person,
(g) all Suretyship Liabilities of such Person in respect of obligations of the types referred to in clauses (a) through (f) and (h) all Debt of any partnership in which such Person is a general partner.

         Defaulting Lender means any Lender that (a) has failed to fund any portion of the Loans, participations in Letters of Credit or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any Issuing Lender or the Swing Line Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income, Interest Expense, non-cash foreign exchange gains and losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations, income tax expense, depreciation and amortization for such period.

         Effective Time - see Section 11.1.

         Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary; (d) solely with respect to assignments or transfers of the Term Loans and/or the Term Commitments, an Approved Fund; and (e) any other Person approved by the Parent and the Administrative Agent.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of hazardous substances or injury to the environment.

         Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the FRB or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in such Regulation D.

         Eurodollar Loan means a Revolving Loan, or a portion of a Term Loan, which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Margin - see Schedule 1.1.

         Eurodollar Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or, in the case of Bank of America, such other office or offices through which it obtains quotes for purposes of determining the Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         Eurodollar Rate means, for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                    Eurodollar Rate     =      Eurodollar Rate
                                               ---------------
                  (Reserve Adjusted)           1-Eurocurrency
                                               Reserve Percentage

         Event of Default means any of the events described in Section 12.1.

         Exemption Representation - see Section 7.6(c).

         Existing Credit Agreement - see the recitals.

         Existing Lender - see Section 1.3(b).

         Existing Letters of Credit means the letters of credit outstanding under the Existing Credit Agreement immediately prior to the amendment and restatement thereof pursuant hereto.

         Existing Loans - see Section 1.3(b).

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         Fiscal Quarter means each 13-week period during a Fiscal Year, beginning with the first day of such Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the Saturday closest to December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2005") refer to the Fiscal Year ending on the Saturday closest to December 31 of such calendar year.

         Fixed Charge Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) the result of (i) Pro Forma EBITDA for such Computation Period less (ii) Capital Expenditures for such Computation Period less (iii) cash income tax expense for such Computation Period less
(iv) dividends paid in cash by the Parent during such Computation Period to
(b) the sum of (i) Interest Expense to the extent payable in cash for such Computation Period plus (ii) the actual aggregate amount of all scheduled principal payments on Debt (other than Debt permitted by Section 10.7(j)) made by the Parent and its Subsidiaries during such Computation Period; provided that:

                  (x) in calculating Capital Expenditures, capital expenditures of any Person (or division or similar business unit) acquired by the Parent or any of its Subsidiaries during such period shall be included on a pro forma basis for such period and the capital expenditures of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be excluded on a pro forma basis for such period; and

                  (y) in calculating Interest Expense, any Debt incurred or assumed in connection with any Acquisition shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Parent or any of its Subsidiaries) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be assumed to have been repaid on the first day of such period.

         Foreign Subsidiary means each Subsidiary of the Parent which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any political subdivision thereof.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         Funded Debt means all Debt of the Parent and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt of Parent to the Company.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Group - see Section 2.2.1.

         Guaranteed Obligations means (a) all obligations of the Company to the Administrative Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under this Agreement or any other Loan Document (including with respect to the obligations described in Section 2.3.3) and (b) all Hedging Obligations of the Company to any Lender or any affiliate of a Lender.

         Hedging Agreements means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

         Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Parent or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability or expense) for the Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Parent or the Company that the Required Lenders have determined in good faith that such provision is material.

         Indemnified Liabilities means, with respect to any Person entitled to indemnification hereunder, any and all actions, causes of action, suits, losses, liabilities, damages and expenses (excluding taxes and related costs but including reasonable attorneys' fees and charges and, without duplication, the reasonable allocated costs, and all reasonable disbursements, of internal counsel) incurred by such Person as a result of (a) any Acquisition, merger or similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, (b) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document (without duplication of costs and expenses specifically referred to in Section 15.6 and related taxes and other amounts), (c) any investigation, litigation or proceeding (including any proceeding under any bankruptcy or insolvency law and any appellate proceeding) related to this Agreement, the Commitments, the Loans or the use of the proceeds thereof, the Letters of Credit or any transaction or event related to any of the foregoing, whether or not such Person is a party thereto, (d) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned, operated or leased by any Loan Party, (e) any violation of any Environmental Laws resulting from, or related to, conditions at any property owned, operated or leased by any Loan Party or the operations conducted thereon, (f) the investigation, cleanup or remediation of offsite locations at which any Loan Party or any of its predecessors in interest is alleged to have, directly or indirectly, disposed of hazardous substances or
(g) any Environmental Claim asserted against any Loan Party or related to any property owned, operated or leased by any Loan Party, except (in each case) to the extent that any of the foregoing resulted from such indemnified Person's gross negligence or willful misconduct.

         Interest Expense means, for any Computation Period, the consolidated interest expense of the Parent and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

         Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three, six or, if available to all Lenders, twelve months thereafter, as selected by the Company pursuant to Section 2.2.2 or 2.2.3; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period for a Eurodollar Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) the Company may not select any Interest Period for any Revolving Loan which would extend beyond the scheduled Revolving Termination Date; and

                  (iv) the Company may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

         Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding prepaid expenses in the ordinary course of business, accounts receivable arising in the ordinary course of business and commission, travel, relocation or similar loans or advances made to directors, officers and employees of the Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective Acquisitions.

         ISP means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         Issuing Lender means Bank of America in its capacity as an issuer of Letters of Credit hereunder and any other Revolving Lender which, with the written consent of the Company and the Administrative Agent (such consents not to be unreasonably withheld), is the issuer of one or more Letters of Credit.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested; provided that to the extent any such letter of credit application is inconsistent with any provision of this Agreement, the applicable provision of this Agreement shall control.

         LC Fee Rate - see Schedule 1.1.

         Lead Arranger means Banc of America Securities LLC in its capacity as arranger of the facilities hereunder.

         Lender - see the Preamble. References to the "Lenders" and to the "Revolving Lenders" shall include the Issuing Lenders and the Swing Line Lender; for purposes of clarification only, to the extent that Bank of America (or any other Issuing Lender or successor Swing Line Lender) may have rights or obligations in addition to those of the other Lenders or the other Revolving Lenders, as applicable, due to its status as an Issuing Lender or as Swing Line Lender, its status as such will be specifically referenced.

         Lender Party - see Section 15.13.

         Letter of Credit - see Section 2.1.2.

         Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such day to (ii) Pro Forma EBITDA for the Computation Period ending on such day.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan means a Revolving Loan, a Swing Line Loan or a Term Loan.

         Loan Documents means this Agreement, the Notes, the Subsidiary Guaranty, the Confirmation, the L/C Applications and the Collateral Documents.

         Loan Parties means the Parent, the Company and each Subsidiary Guarantor, and "Loan Party" means any of them.

         Margin Stock means any "margin stock" as defined in Regulation U of the FRB.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document (other than as a result of a Person ceasing to be a Loan Party as a result of a transaction permitted hereunder).

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property owned or leased by the Company or any Subsidiary Guarantor.

         Multiemployer Pension Plan means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

         Net Cash Proceeds means:

         (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including brokerage fees, sales and other commissions, legal, accounting and investment banking fees and expenses, survey costs, title insurance premiums and other customary fees and expenses incurred in connection therewith), (ii) taxes paid or reasonably estimated by the Company or such Subsidiary to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of principal of any Debt (and related prepayment premiums, penalties or make-whole amounts) secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder), (iv) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such Asset Sale (provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds, to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a)), (v) amounts that the Company specifies to the Administrative Agent prior to or concurrently with the receipt thereof are to be used (and actually are used) within 180 days following such Asset Sale to purchase replacement assets (or assets performing similar functions) or as full or partial consideration for Permitted Acquisitions and (vi) in the case of any proceeds arising out of the sublease of any property, amounts required to be paid in respect of the lease of such property); and

         (b) with respect to any issuance of equity securities or Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees and expenses).

         Note - see Section 3.1.

         Parent - see the Preamble.

         Parent Guaranty means the guaranty of the Parent set forth in Section
13.

         Participant - see Section 15.9.2.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Percentage means a Revolving Percentage or a Term Percentage, as the context may require.

         Permitted Acquisition means any Acquisition by the Company or any wholly-owned Subsidiary where (a) the assets acquired are for use in, or the Person acquired is engaged in, business activities permitted under Section 10.18; (b) immediately before or after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (c) if the aggregate consideration paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding (i) any common stock of the Parent or (ii) any cash received substantially concurrently with such Acquisition from the issuance of any common stock of the Parent) in connection with such Acquisition (or any series of related Acquisitions) exceeds $5,000,000, the Company shall have delivered to the Administrative Agent pro forma financial statements giving effect to such Acquisition, which financial statements shall (x) detail any related acquisition adjustments and add-backs to be used to calculate Pro Forma EBITDA and (y) otherwise be reasonably satisfactory to the Administrative Agent; (d) immediately after giving effect to such Acquisition, the sum of (i) the aggregate amount of cash and Cash Equivalent Investments of the Company and its Subsidiaries plus (ii) the result of the Revolving Commitment Amount minus the Revolving Outstandings shall be greater than $10,000,000; and (e) the board of directors (or similar governing body) of the Person to be acquired shall have approved such Acquisition.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.

         Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "prime rate". (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         Pro Forma EBITDA means, for any period, the sum of (a) EBITDA for such period plus, without duplication, (b) to the extent deducted in calculating Consolidated Net Income for such period, (i) all charges in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs, (ii) the first $18,500,000 of non-recurring cash charges relating to the Stock Repurchase and/or the resignation or departure of any of William Whitman, Jr. or any Related Person as an officer, director or employee of the Parent or any Subsidiary and (iii) non-cash charges relating to the Stock Repurchase; provided that in calculating Pro Forma EBITDA:

                  (i) the consolidated net income of any Person (or business unit) acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) based upon (x) to the extent available, (I) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries (or such business unit) as at the end of the fiscal year of such Person (or business unit) preceding such Acquisition and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year and (II) any subsequent unaudited financial statements for such Person (or business unit) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or
         (y) to the extent the items listed in clause (x) are not available, such historical financial statements and other information as is disclosed to, and reasonably approved by, the Required Lenders; and

                  (ii) the consolidated net income of any Person (or division or similar business unit) disposed of by the Parent, the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition occurred on the first day of such period).

         Related Person means (a) any living ancestor of William Whitman, Jr.,
(b) any descendant of William Whitman, Sr., (c) any spouse or former spouse of any of the foregoing and (d) any trustee for a trust on behalf of the foregoing.

         Required Lenders means Lenders having an aggregate Total Percentage of more than 50%; provided that the Commitments of, and the portion of the Revolving Outstandings and the outstanding principal amount of Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         Responsible Financial Officer means, as to any Person, the chief financial officer, the treasurer or the controller of such Person.

         Responsible Officer means, as to any Person, the chief executive officer, president, any vice president, or any Responsible Financial Officer of such Person.

         Revolving Commitment means, as to any Lender, such Lender's commitment to make Revolving Loans, and to issue or participate in Letters of Credit and to participate in Swing Line Loans, under this Agreement. The amount of the Revolving Commitment of each Lender as of the date of the execution and delivery of this Agreement is set forth across from such Lender's name on Schedule 2.1.

         Revolving Commitment Amount means $90,000,000, as such amount may be changed from time to time pursuant to the terms hereof.

         Revolving Lender means any Lender which has a Revolving Commitment or, after the termination of the Revolving Commitments, is the holder of any Revolving Loan or any participation in a Swing Line Loan or a Letter of Credit.

         Revolving Loan - see Section 2.1.1.

         Revolving Outstandings means, at any time, the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit.

         Revolving Percentage means, as to any Lender at any time, the percentage which (a) the Revolving Commitment of such Lender (or, after termination of the Revolving Commitments, the outstanding principal amount of such Lender's Revolving Loans plus the amount of such Lender's participations in the principal amount of all Swing Line Loans and the Stated Amount of all Letters of Credit) at such time is of (b) the Revolving Commitment Amount (or, after termination of the Revolving Commitments, the Revolving Outstandings) at such time. The initial Revolving Percentage of each Lender is set forth across from such Lender's name on Schedule 2.1.

         Revolving Termination Date means the earlier to occur of (a) December 23, 2009 and (b) such other date on which the Revolving Commitments terminate pursuant to Section 6 or 12.

         SEC means the Securities and Exchange Commission, or any governmental agency succeeding to any of its principal functions.

         Security Agreement means a security agreement among the Parent, the Company, the Subsidiary Guarantors and the Administrative Agent substantially in the form of Exhibit D.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available for drawing thereunder at any time during the remaining term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Stock Repurchase means (i) the repurchase by the Parent of not less than 50% of the common stock (and related stock options) of the Parent that is owned by William Whitman, Jr. and Related Persons for an aggregate purchase price not to exceed $90,000,000 and (ii) the other transactions contemplated by the Stock Repurchase Agreement.

         Stock Repurchase Agreement means the Stock Repurchase Agreement dated as of December 23, 2004 by and among the Parent, William F. Whitman, Jr., Barbara K. Whitman, W. Fifield Whitman III, Laura B. Whitman, the Barbara K. Whitman Irrevocable Trust, the William F. Whitman, Jr. Irrevocable Trust, the Trust dated December 21, 2003 F/B/O Barbara K. Whitman, the Trust dated December 21, 2003 F/B/O Laura B. Whitman, the Trust dated December 21, 2003 F/B/O William Fifield Whitman III, the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust and the W. F. Whitman Family Foundation.

         Subordinated Debt means Debt of the Company or the Parent which has maturities and other terms, and which is subordinated to the obligations of the Company and its Subsidiaries and the Parent, to the extent applicable, hereunder and under the other Loan Documents in a manner, approved in writing by the Required Lenders.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent.

         Subsidiary Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty on or prior to that day (or is required to execute a counterpart of the Subsidiary Guaranty on that date) and that has not been released therefrom in accordance with the terms hereof.

         Subsidiary Guaranty means a guaranty issued by various Subsidiaries of the Company substantially in the form of Exhibit C.

         Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than (a) customary indemnification obligations arising in the ordinary course of business under leases and other contracts and (b) by endorsements of instruments for deposit or collection in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the principal amount of the debt, obligation or other liability supported thereby and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Suretyship Liability, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Suretyship Liability shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         Swing Line Lender means Bank of America in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under Section 14.9.

         Swing Line Loan - see Section 2.4.1.

         Term Commitment means, as to any Lender, such Lender's obligation to make a Term Loan pursuant to Section 2.1.3.

         Term Lender means any Lender which has a Term Commitment or, after the making of the Term Loans, is the holder of any Term Loan.

         Term Loan - see Section 2.1.3.

         Term Percentage means, as to any Term Lender at any time, the percentage which (a) the Term Commitment of such Lender (or, after the making of the Term Loans, the outstanding principal amount of such Lender's Term
Loan) at such time is of (b) the aggregate amount of Term Commitments (or, after the making of the Term Loans, the aggregate outstanding principal amount of all Term Loans) at such time. The initial Term Percentage of each Lender is set forth across from such Lender's name on Schedule 2.1.

         Total Percentage means, as to any Lender at any time, the percentage which (a) the Revolving Commitment of such Lender (or, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in the Stated Amount of all Letters of Credit and the outstanding principal amount of all Swing Line Loans) at such time plus the unpaid principal amount of the Term Loans of such Lender at such time is of (b) the sum of the Revolving Commitment Amount (or, after the termination of the Revolving Commitments, the Revolving Outstandings) at such time plus the unpaid principal amount of all Term Loans (or, prior to the Effective Time, the aggregate amount of the Term Commitments) at such time; provided that if and so long as any Lender is a Defaulting Lender, such Lender's Total Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Total Percentage of the applicable Issuing Lender or the Swing Line Lender, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

         Type of Loan or borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

         U.S. Pledge Agreement means a pledge agreement among the Company, various domestic Subsidiaries and the Administrative Agent substantially in the form of Exhibit E.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement), other contractual instruments and organizational documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent's or Lenders' involvement in their preparation.

         1.3 Allocation of Loans and Percentages at the Effective Time.

         (a) The Company and each Lender agree that, effective at the Effective Time, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding Loans thereunder (and the participations in Letters of Credit and Swing Line Loans thereunder), shall be allocated among the Lenders in accordance with their respective Revolving Percentages.

         (b) To facilitate the allocation described in clause (a), at the Effective Time, (i) all "Revolving Loans" under the Existing Credit Agreement ("Existing Loans") shall be deemed to be Revolving Loans, (ii) each Lender which is a party to the Existing Credit Agreement (an "Existing Lender") shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender's pro rata share (according to its Revolving Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender's Existing Loans,
(iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender's pro rata share (according to its Revolving Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time),
(iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender's pro rata share (according to its Revolving Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective
Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Company shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Company at least three Business Days prior to the date of the Effective Time pursuant to the procedures applicable to conversions and continuations set forth in Section
2.2.3 (all as if the Existing Loans were continued or converted at the Effective Time). To the extent the Company fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be Base Rate Loans.

         SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.

         2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make (and, in the case of the Revolving Lenders, participate in) Credit Extensions to the Company as follows:

         2.1.1 Revolving Loans. Each Revolving Lender will make loans on a revolving basis to the Company ("Revolving Loans") from time to time before the Revolving Termination Date in such Revolving Lender's Revolving Percentage of such aggregate amounts as the Company may from time to time request from all Revolving Lenders (it being understood that effective at the Effective Time (and after giving effect to the transactions contemplated by Section 1.3), each Revolving Lender shall have outstanding Revolving Loans in an amount equal to its Revolving Percentage of the aggregate amount of all outstanding Revolving Loans); provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount. Amounts borrowed under this Section may be repaid and thereafter reborrowed until the Revolving Termination Date.

         2.1.2 L/C Commitment. (a) The Issuing Lenders will issue standby and commercial letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender and the Company (collectively with the Existing Letters of Credit, each a "Letter of Credit"), at the request of and for the account of the Company (or jointly for the account of the Company and (i) the Parent or (ii) any Subsidiary of the Company) from time to time before the date which is 30 days prior to the scheduled Revolving Termination Date, and (b) as more fully set forth in Section 2.3, each Revolving Lender agrees to purchase a participation in each such Letter of Credit; provided that (x) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $10,000,000 and (y) the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount.

         2.1.3 Term Loans. Each Term Lender will make a single term loan (each a "Term Loan") at the Effective Time in such Lender's Term Percentage of $70,000,000.

         2.2 Loan Procedures.

         2.2.1 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time; provided that (i) not more than 10 different Groups of Eurodollar Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $500,000. All borrowings, conversions and repayments of Loans shall be effected so that each Revolving Lender will have a pro rata share (according to its Revolving Percentage) of all types and Groups of Revolving Loans and each Term Lender will have a pro rata share (according to its Term Percentage) of all types and Groups of tranches of the Term Loans.

         2.2.2 Borrowing Procedures. The Company shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to the Administrative Agent of each proposed borrowing of Revolving Loans, and of the proposed borrowing of the Term Loans, not later than (a) in the case of a Base Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar Rate borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar Rate borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each applicable Lender thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing, each applicable Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's applicable Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing of Revolving Loans shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000.

         2.2.3 Conversion and Continuation Procedures. (a) Subject to the provisions of Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                  (i) elect, as of any Business Day, to convert any outstanding Revolving Loan, or any tranche of a Term Loan, into a Loan of the other type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period.

         (b) The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 10:00 a.m., Chicago time, on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of Eurodollar Loans, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (1)      the proposed date of conversion or continuation;

                  (2) the aggregate amount of Revolving Loans and/or tranches of Term Loans to be converted or continued;

                  (3) the type of Revolving Loans and/or tranches of Term Loans resulting from the proposed conversion or continuation; and

                  (4) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

         (c) If upon expiration of any Interest Period applicable to any Eurodollar Loan, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loan, the Company shall be deemed to have elected to convert such Eurodollar Loan into a Base Rate Loan effective on the last day of such Interest Period.

         (d) The Administrative Agent will promptly notify each applicable Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

         (e) Unless the Required Lenders otherwise consent, the Company may not elect to have a Loan converted into or continued as a Eurodollar Loan during the existence of any Event of Default or Unmatured Event of Default.

         2.3 Letter of Credit Procedures.

         2.3.1 L/C Applications. The Company shall give notice to the Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and such Issuing Lender shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company (together with any other Person for the account of which the related Letter of Credit is to be issued) and in all respects reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender, together with such other documentation as the Administrative Agent or such Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than seven days prior to the scheduled Revolving Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as (a) the applicable Issuing Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied and (b) no default of any Lender's obligations to fund under Section 2.3.5 exists and no Lender is at such time a Defaulting Lender (unless in any such case the applicable Issuing Lender has entered into reasonably satisfactory arrangements with the Company or such Defaulting Lender to eliminate such Issuing Lender's risk with respect to such Defaulting Lender), such Issuing Lender shall issue such Letter of Credit on the requested issuance date. Each Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit by such Issuing Lender and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder.

         2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Lender shall be deemed to have sold and transferred to each other Revolving Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Lender's Revolving Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender's "participation" therein. Each Issuing Lender hereby agrees, upon request of the Administrative Agent or any Revolving Lender, to deliver to the Administrative Agent or such Revolving Lender a list of all outstanding Letters of Credit issued by such Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

         2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the applicable Issuing Lender for each payment or disbursement made by such Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that such Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The applicable Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of such Issuing Lender to so notify the Company shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

         2.3.4 Limitation on Obligations of Issuing Lenders. In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the Company's reimbursement obligations set forth in
Section 2.3.3 or the obligations of the Revolving Lenders pursuant to Section 2.3.5.

         2.3.5 Funding by Revolving Lenders to Issuing Lenders. If an Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed such Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by such Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Revolving Lender shall be obligated to pay to the Administrative Agent for the account of such Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and upon notice from the applicable Issuing Lender, the Administrative Agent shall promptly notify each other Revolving Lender thereof. Each other Revolving Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the applicable Issuing Lender's account the amount of such other Revolving Lender's Revolving Percentage of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the applicable Issuing Lender's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender's failure to make available to the Administrative Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender's Revolving Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender's Revolving Percentage of any such payment or disbursement.

         2.3.6 Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         2.4 Swing Line Loans.

         2.4.1 Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Lender may from time to time, in its discretion, make loans to the Company (collectively the "Swing Line Loans" and individually each a "Swing Line Loan") in accordance with this Section 2.4 in an aggregate amount not at any time exceeding $10,000,000; provided that the Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount. Amounts borrowed under this Section 2.4 may be borrowed, repaid and (subject to the agreement of the Swing Line Lender) reborrowed until the Revolving Termination Date.

         2.4.2 Swing Line Loan Procedures. The Company shall give written or telephonic notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan not later than 12:00 noon, Chicago time, on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date (which shall be a Business Day) and amount (which shall be an integral multiple of $100,000) of such Swing Line Loan. So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Lender may make the requested Swing Line Loan. If the Swing Line Lender agrees to make the requested Swing Line Loan, the Swing Line Lender shall pay over the requested amount to the Company on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Revolving Lender shall be deemed to have purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Revolving Lender's Revolving Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).

         2.4.3 Refunding of, or Funding of Participations in, Swing Line Loans. The Swing Line Lender may at any time, in its sole discretion, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent (with a copy to the Company) requesting that each Revolving Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan) in such Revolving Lender's Revolving Percentage of the aggregate amount of Swing Line Loans outstanding on such date for the purpose of repaying all Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay Swing Line Loans); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Revolving Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in all outstanding Swing Line Loans and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount equal to such Revolving Lender's Revolving Percentage of such Swing Line Loans. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender's failure to make available to the Administrative Agent its Revolving Percentage of the amount of all outstanding Swing Line Loans shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender's Revolving Percentage of such amount, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender's Revolving Percentage of any such amount.

         2.4.4 Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the Company (a) in reimbursement of any Swing Line Loan with respect to which a Revolving Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Revolving Lender's participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Revolving Lender its pro rata share (according to its Revolving Percentage) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Administrative Agent the amount of such Revolving Lender's participation in such Swing Line Loan).

         2.4.5 Participation Obligations Unconditional. (a) Each Revolving Lender's obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in all Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary thereof, (iv) any termination of the Revolving Commitments or (v) any other circumstance, happening or event whatsoever.

         (b) Notwithstanding the provisions of clause (a) above, no Revolving Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

         2.5 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.6 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Credit Extension if an Event of Default or Unmatured Event of Default exists or would result therefrom.

         SECTION 3 NOTES EVIDENCING LOANS.

         3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note substantially in the form set forth in Exhibit A, with appropriate insertions (each a "Note").

         3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         SECTION 4 INTEREST.

         4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is advanced until such Loan is paid in full as follows:

         (a) in the case of Revolving Loans and Term Loans, (i) at all times such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and (ii) at all times such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

         (b) in the case of Swing Line Loans, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;

provided that, at the written request of the Required Lenders, at any time an Event of Default exists the interest rate applicable to each Loan shall be increased by 2%.

         4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan and Swing Line Loan shall be payable in arrears on the last Business Day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with an Interest Period of more than three months), on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each applicable Lender. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any applicable Lender, deliver to the Company or such Lender a statement showing in reasonable detail the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.

         4.4 Computation of Interest. All determinations of interest for Base Rate Loans and Swing Line Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         SECTION 5 FEES.

         5.1 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, for the period from the date on which the Effective Time occurs to the Revolving Termination Date, at a rate per annum equal to the Commitment Fee Rate in effect from time to time of the daily average of such Revolving Lender's Revolving Percentage of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the sum of the aggregate outstanding principal amount of all Revolving Loans and the Stated Amount of Letters of Credit at such time. Such commitment fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date for any period then ending for which such commitment fee shall not have theretofore been paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Administrative Agent for the account of the Revolving Lenders pro rata according to their respective Revolving Percentages a letter of credit fee for each Letter of Credit in an amount equal to the LC Fee Rate per annum in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, at the written request of the Required Lenders, at any time an Event of Default exists the rate applicable to each Letter of Credit shall be increased by 2%. Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date (and, if any Letter of Credit remains outstanding on the Revolving Termination Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) The Company agrees to pay each Issuing Lender a fronting fee for each Letter of Credit issued by such Issuing Lender in the amount separately agreed to between the Company and such Issuing Lender.

         (c) In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Lender, for its own account, such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

         5.3 Up-Front Fees. The Company agrees to pay to the Lead Arranger for the account of the Lenders such up-front fees as have been previously agreed to by the Company, the Administrative Agent, the Lead Arranger and the Lenders. 5.4 Administrative Agent's and Lead Arranger's Fees. The Company agrees to pay to the Administrative Agent and the Lead Arranger such fees as are mutually agreed to from time to time by the Company, the Administrative Agent and the Lead Arranger.

         SECTION 6 REPAYMENT OF LOANS; REDUCTION AND TERMINATION OF THE REVOLVING COMMITMENTS; PREPAYMENTS.

         6.1 Repayment of Loans.

         (a) The Term Loans shall be repaid in installments on the dates, and in the amounts, set forth on Schedule 6.1. Each such installment shall be applied to repay the Term Loans of the Term Lenders according to their respective Term Percentages.

         (b) All Revolving Loans shall be repaid in full on the Revolving Termination Date.

         (c) All Swing Line Loans shall be repaid in full promptly following demand by the Swing Line Lender (and, in any event, on the Revolving Termination Date).

         6.2 Changes in the Revolving Commitment Amount.

         6.2.1 Voluntary Reductions and Termination of the Revolving Commitment Amount. The Company may from time to time on at least three Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Revolving Lender thereof) permanently reduce (subject to any subsequent permitted increase in the Revolving Commitment Amount pursuant to Section 6.2.2) the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $1,000,000. The Company may at any time on like notice terminate the Revolving Commitments upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of the Company hereunder in respect of such Loans and cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lenders, of all obligations arising with respect to the Letters of Credit. All reductions of the Revolving Commitment Amount shall reduce the Revolving Commitments pro rata among the Revolving Lenders according to their respective Revolving Percentages.

         6.2.2 Increase in the Revolving Commitment Amount.

         (a) Notwithstanding any other provision of this Agreement (including
Section 15.1), the Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit H, request that the Revolving Commitment Amount be increased; provided that (i) the aggregate amount of all such increases during the term of this Agreement shall not exceed $50,000,000 and (ii) any such increase in the Revolving Commitment Amount shall be in an integral multiple of $5,000,000.

         (b) Any increase in the Revolving Commitment Amount may be effected by (i) increasing the Revolving Commitment of one or more Revolving Lenders which have agreed to such increase and/or (ii) subject to clause (d), adding one or more commercial banks or other Persons as a party hereto (each an "Additional Lender") with a Revolving Commitment in an amount agreed to by any such Additional Lender.

         (c) Any increase in the Revolving Commitment Amount pursuant to this
Section 6.2.2 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Revolving Lender that has agreed to increase its Revolving Commitment and each Additional Lender) after the date on which the Administrative Agent has received and acknowledged receipt of the applicable increase letter in the form of Annex 1 (in the case of an increase in the Revolving Commitment of an existing Revolving Lender) or Annex 2 (in the case of the addition of an Additional Lender) to Exhibit H.

         (d) No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and, if such Additional Lender will have a Revolving Commitment, the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld), and no increase in the Revolving Commitment Amount may be effected if an Event of Default or an Unmatured Event of Default exists.

         (e) The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the amount of the Revolving Commitment Amount pursuant to this Section 6.2.2 and of the Revolving Commitment and Revolving Percentage of each Lender after giving effect thereto. The parties hereto agree that, notwithstanding any other provision of this Agreement (including
Section 15.1), the Administrative Agent, the Company, each Additional Lender and each increasing Lender, as applicable, may make arrangements to stage the timing of any such increase, or to cause an Additional Lender or an increasing Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its Revolving Percentage of all outstanding Revolving Loans concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Revolving Commitment Amount. The Company acknowledges that if, as a result of a non-pro-rata increase in the Revolving Commitment Amount, any Revolving Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 8.4.

         6.3 Prepayments.

         6.3.1 Voluntary Prepayments. The Company may from time to time prepay Loans in whole or in part, without premium or penalty; provided that the Company shall give the Administrative Agent (which shall promptly advise each applicable Lender) notice thereof not later than 10:00 A.M. (or, in the case of prepayment of Swing Line Loans, 12:00 noon), Chicago time, on the date of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Each partial prepayment of Revolving Loans shall be in a principal amount of $100,000 or a higher integral multiple thereof. Each partial prepayment of Term Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

         6.3.2 Mandatory Prepayments of Term Loans.

         (a) Within three Business Days following the receipt by the Company or any Subsidiary of the Company of any Net Cash Proceeds from any Asset Sale, the Company shall make a prepayment of the Term Loans in an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to 100% of such Net Cash Proceeds.

         (b) Within three Business Days following the receipt by the Company or any Subsidiary of the Company of any Net Cash Proceeds from the issuance of Subordinated Debt, the Company shall make a prepayment of the Term Loans in an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to 100% of such Net Cash Proceeds.

         (c) Within three Business Days following the receipt by the Company or any Subsidiary of the Company of any Net Cash Proceeds from the issuance of any equity securities of the Company or any Subsidiary of the Company (other than (i) securities issued to the Parent, the Company or a Subsidiary, (ii) securities issued to officers, directors and employees of the Parent or any Subsidiary pursuant to any stock option, benefit or compensation plan and
(iii) securities issued as full or partial consideration for a Permitted Acquisition), the Company shall make a prepayment of the Term Loans in an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to 50% of such Net Cash Proceeds (the "Equity Prepayment Amount"); provided that the Company may, upon notice to the Administrative Agent concurrently with receipt by the Company or any Subsidiary of the Company of Net Cash Proceeds described in this clause (c), deposit the Equity Prepayment Amount into an interest-bearing account (with such accrued interest to be for the account of the Company or such Subsidiary) maintained with the Administrative Agent to be applied (x) by the Company or any Subsidiary to consummate one or more Permitted Acquisitions or (y) if not so applied within 180 days (or such shorter period that the Company may specify), to prepay the Term Loans as provided herein.

         6.3.3 Application of Prepayments. Each prepayment of Term Loans shall be applied ratably to the Term Loans, in each case pro rata to the remaining installments thereof. All prepayments of Revolving Loans shall be applied pro rata to the Revolving Loans of the Revolving Lenders in accordance with their Revolving Percentages; and all prepayments of Term Loans shall be applied pro rata to the Term Loans of the Term Lenders in accordance with their Term Percentages.

         6.3.4 Eurodollar Prepayment Account. If the Company is required to make a mandatory prepayment of Term Loans that are Eurodollar Loans pursuant to Section 6.3.2, then the Company shall have the right, so long as no Event of Default or Unmatured Event of Default exists and notwithstanding any provision of Section 6.3.2 or 6.3.3 to the contrary, to instead deposit an amount equal to the amount of such mandatory prepayment into a cash collateral account maintained by and under the sole dominion and control of the Administrative Agent, pursuant to documentation reasonably satisfactory to the Administrative Agent. All amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the then-current Interest Periods applicable thereto. At the request of the Company, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalent Investments maturing on or prior to the date or dates on which such amounts are estimated to be applied to prepay such Eurodollar Loans; provided that (a) any interest or investment income thereon shall be for the account of the Company and (b) the Company will promptly upon demand deposit with the Administrative Agent the amount of any loss on any such Cash Equivalent Investment to the extent required to permit the full amount of such prepayments to be made.

         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Loans, and of all commitment fees and Letter of Credit fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each applicable Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under
Section 8.1 shall be made by the Company directly to the Lender entitled thereto.

         7.2 Application of Certain Payments. Subject to the requirements of
Section 6.3, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of commitment fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.

         7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 15.9 or any payment to the Swing Line Lender in respect of a Swing Line Loan) on account of principal of or interest on any of its Loans (or on account of its participation in any other Credit Extension) in excess of its pro rata share (in accordance with the terms of this Agreement) of payments and other recoveries obtained by all Lenders on account of principal of and interest on their respective Loans (or such participations) then held by them, such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in the other Credit Extensions) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 Taxes. (a) Provided that a Lender, Participant or Assignee has complied in all material respects with its obligations pursuant to Section 7.6(c) and (d) and Section 14.10, all payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder to such Lender, Participant or Assignee shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges with respect thereto of any nature whatsoever imposed by any taxing authority (other than franchise taxes, branch profits taxes and other taxes imposed on or measured by net income, net profits or receipts)(all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Administrative Agent a certified copy of an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (iii) (except to the extent such withholding or deduction would not be required if such Lender's, Participant's or Assignee's Exemption Representation were true and such Lender, Participant or Assignee or the Administrative Agent had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding) pay to the Administrative Agent for the account of such Lender, Participant or Assignee such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender, Participant or Assignee will equal the full amount such Lender, Participant or Assignee would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender, Participant or Assignee with respect to any payment received by the Administrative Agent or such Lender, Participant or Assignee hereunder, the Administrative Agent or such Lender, Participant or Assignee may pay such Taxes and the Company will (except to the extent such Taxes are payable by a Lender, Participant or Assignee and would not have been payable if such Lender's, Participant's or Assignee's Exemption Representation were true and such Lender, Participant or Assignee or the Administrative Agent had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding) promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         (b) If the Company fails to pay any Taxes payable hereunder when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, Participant or Assignee the required receipts or other required documentary evidence, the Company shall indemnify such Lender, Participant or Assignee for any incremental Taxes, interest or penalties that may become payable by such Lender, Participant or Assignee as a result of any such failure; provided that the Company will not pay any Taxes (nor any interest or penalty relating thereto) that would not have been payable if such Lender's, Participant's or Assignee's Exemption Representation were true and such Lender, Participant or Assignee had properly completed and delivered the necessary forms to the Company as required by Sections 7.6(d) and 14.10(a) through (c) to establish that it was not subject to any deduction or withholding. For purposes of this Section 7.6, a distribution hereunder by the Administrative Agent or any Lender, Participant or Assignee to or for the account of any Lender, Participant or Assignee shall be deemed a payment by the Company.

         (c) Each Lender, Participant and Assignee represents and warrants (such Lender's, Participant's or Assignee's "Exemption Representation") to the Company and the Administrative Agent that, as of the date of this Agreement (or (i) in the case of an Assignee, the date it becomes a party hereto or (ii) in the case of a Participant, the date it purchases a participation hereunder), it is entitled to receive payments hereunder without any deduction or withholding in respect of any Taxes pursuant to any applicable law, rule or regulation.

         (d) In addition to satisfying the requirements of Section 14.10(a) through (c), upon the request from time to time of the Company or the Administrative Agent, each Lender, Participant and Assignee that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Company and the Administrative Agent two or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-9, W-8BEN or W-8ECI or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender, Participant or Assignee is exempt from withholding or deduction of Taxes.

         (e) The Administrative Agent and each Lender, Participant or Assignee, as applicable, shall promptly and diligently pursue any available refund that, in the reasonable and good faith determination of the Administrative Agent or such Lender, Participant or Assignee, as applicable, is attributable to any tax with respect to which the Company has made a payment pursuant to this Agreement, and shall promptly remit immediately available funds to the Company in an amount equal to any such refund (including any interest received thereon).

         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

         (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any additional tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of any franchise tax, branch profits tax or other tax imposed on or measured by the net income, net profits or receipts of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located, in which such Lender is organized or in which such Lender is doing business); or

         (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

         (C) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

         (b) If any Lender shall reasonably determine that (i) the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, (ii) any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case having effect after the date hereof, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 Business Days after written demand to the Company by such Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

         (c) Notwithstanding the foregoing provisions of this Section 8.1, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 8.1 within 180 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event or circumstance.

         8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

         (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (b) Lenders having an aggregate Revolving Percentage or Term Percentage, as applicable, of 50% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Eurodollar Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1);

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans, (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and (iii) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and, if the Company fails to so revoke any such request, such request shall be deemed to be a request for a borrowing of Base Rate Loans.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If, after the date hereof, any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the applicable Lenders which are not so affected, in each case in an amount equal to such Lender's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances), (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan and (c) the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and, if the Company fails to so revoke any such request, such request shall be deemed to be a request for a borrowing of Base Rate Loans. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding as a Base Rate Loan for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon written demand by any Lender (which demand shall be accompanied by a written statement setting forth in reasonable detail the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or continue, or to convert any Loan into, a Eurodollar Loan on a date specified therefor in a notice of borrowing, continuation or conversion pursuant to this Agreement (including as a result of any revocation of a request for a borrowing of, conversion to or continuation of Eurodollar Loans pursuant to Section 8.2 or 8.3, regardless of whether the Company borrows Base Rate Loans in lieu of the requested Eurodollar Loans). For purposes of this Section 8.4, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event, for purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Affected Lender. (a) Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section
7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's good faith judgment, be otherwise disadvantageous to such Lender. Notwithstanding any provision of
Section 7.6 or 8.1, no Lender shall be entitled to request any payment pursuant to either such Section unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly-situated borrowers of similar credit quality.

         (b) At any time any Lender is an Affected Lender or would be an Affected Lender but for not having given notice to the Company, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Note, its participation (if any) in Swing Line Loans and Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the outstanding principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid commitment fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

         SECTION 9 REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Parent and the Company represent and warrant to the Administrative Agent and the Lenders that:

         9.1 Organization, etc. The Parent is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the State of Delaware; each Subsidiary is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and each of the Parent and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

         9.2 Authorization; No Conflict. The execution and delivery by each of the Parent and the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each other Loan Party of each Loan Document to which it is a party and the performance by each Loan Party of its obligations under each Loan Document to which it is a party are within the organizational powers of such Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, injunction, decree or judgment of any court or other government agency which is binding on any Loan Party,
(b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of such Loan Party or of any loan or credit agreement, indenture, or other material instrument or document which is binding on such Loan Party or any other Subsidiary or any property of any of the foregoing or (c) result in, or require, the creation or imposition of any Lien on any property of any Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

         9.3 Validity and Binding Nature. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4 Financial Condition. (a) The audited consolidated financial statements of the Parent and its Subsidiaries as at January 3, 2004, copies of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended and (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries as at October 2, 2004, copies of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended.

         9.5 No Material Adverse Change. Since January 3, 2004, there has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Parent or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule
9.6. Other than any liability incident to such litigation or proceedings, neither the Parent nor any Subsidiary has any material contingent liabilities as of the date hereof not listed in such Schedule 9.6.

         9.7 Ownership of Properties; Liens. Except as set forth in Schedule 9.7, each of the Parent and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, in each case necessary for the conduct of its business (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims which are pending or, to the knowledge of the Parent or any Subsidiary, threatened with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

         9.8 Subsidiaries. As of the date hereof, the Parent has no Subsidiaries except those listed in Schedule 9.8; and the Parent has no direct Subsidiary other than the Company.

         9.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Credit Extension hereunder, (i) no steps have been taken to terminate any Pension Plan, other than any such termination pursuant to
Section 4041(b) of ERISA, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Parent or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Parent nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and neither the Parent nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         9.10 Investment Company Act. Neither the Parent nor any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         9.11 Public Utility Holding Company Act. Neither the Parent nor any Subsidiary is (a) required to register as a "holding company" or (b) is a "subsidiary company" of a "registered holding company" or an "affiliate" of a "registered holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935.

         9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.13 Taxes. Each of the Parent and each Subsidiary has filed all United States federal tax returns and other material tax returns required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such tax returns, taxes, fees or other charges (i) that are not delinquent and (ii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         9.14 Solvency, etc. (a) At the Effective Time (and after giving effect to any right of contribution and subrogation), (i) the present fair saleable value of each Loan Party's assets will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (ii) each Loan Party will be "solvent," will be able to pay its debts as they mature, will own property with "fair saleable value" greater than the amount required to pay its debts as they become absolute and matured and will not have "unreasonably small capital" with which to carry on its business as then constituted (all quoted terms used in the foregoing clause
(ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

         (b) Immediately prior to and after giving effect to the making of each Credit Extension hereunder and the use of proceeds thereof, (i) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, will exceed the amount that will be required to pay the probable liability of the consolidated debts and other liabilities, contingent or otherwise, of the Loan Parties, as such debts and other liabilities become absolute and matured, and (ii) the Loan Parties, on a consolidated basis, will be "solvent," will be able to pay their consolidated debts as they mature, will own consolidated property with "fair saleable value" greater than the amount required to pay their consolidated debts as they become absolute and matured and will not have "unreasonably small capital" on a consolidated basis with which to carry on their business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

         9.15 Environmental Matters. The Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent has reasonably concluded that, except as specifically disclosed in Schedule 9.15, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, have a Material Adverse Effect.

         9.16 Information. All information heretofore or contemporaneously herewith furnished in writing by the Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made as of the dates thereof (it being recognized by the Administrative Agent and the Lenders that (a) any projections and forecasts provided by the Parent or any Subsidiary are based on good faith estimates and assumptions believed by the Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Parent or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Parent or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Parent or the acquiring Subsidiary after reasonable inquiry).

         9.17 No Default. No Loan Party is in default under any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect. No Event of Default or Unmatured Event of Default exists.

         9.18 No Burdensome Restrictions. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 10 COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (which will promptly forward copies thereof to each Lender):

         10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year reported on without a "going concern" exception, or a qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent auditors of recognized standing selected by the Parent and reasonably acceptable to the Required Lenders; and (b) consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flow for the Parent and its Subsidiaries for such Fiscal Year, certified by a Responsible Financial Officer of the Parent.

         10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Responsible Financial Officer of the Parent.

         10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, (a) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Financial Officer of the Parent, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the jurisdictions of their respective organization.

         10.1.4 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor); copies of all registration statements of the Parent or any Subsidiary filed with the SEC; and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Parent or any Subsidiary.

         10.1.5 Notice of Default, Litigation, ERISA and Environmental Matters. Promptly upon any Responsible Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary affected thereby with respect thereto:

         (a) the occurrence of an Event of Default or an Unmatured Event of Default;

         (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent to the Lenders which has been instituted or, to the knowledge of the Parent or the Company, is threatened against the Parent or any Subsidiary or to which any of the properties of any thereof is subject which (i) has a reasonable likelihood of being adversely determined and (ii) if so determined, would reasonably be expected to have a Material Adverse Effect;

         (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

         (d) any cancellation (without replacement) or material change in any material insurance maintained by the Parent or any Subsidiary;

         (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

         (f) any setoff, claim (including any Environmental Claim), withholding or other defense to which any material portion of the collateral granted under any Collateral Document, or the Administrative Agent's or the Lenders' rights with respect to any material portion of such collateral, are subject.

         10.1.6 Subsidiaries. Promptly upon any change in the list of its Subsidiaries from that set forth on Schedule 9.8 (or in the most recent notice pursuant to this Section), notification of such change.

         10.1.7 Management Reports. Promptly upon the request of the Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent.

         10.1.8 Projections. As soon as practicable and in any event within 30 days after the commencement of each Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Parent to the Administrative Agent prior to the Effective Time.

         10.1.9 Other Information. From time to time such other information concerning the Parent and its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to inspect any or all of its offices, properties and operations, to discuss its financial matters with its officers and its independent auditors (and the Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof whether or not any representative of the Parent or any Subsidiary is present), and to examine (and, at the expense of the Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records; and permit, and cause each Subsidiary to permit, the Administrative Agent to perform periodic field examinations of the Parent and its Subsidiaries at such times as the Administrative Agent or the Required Lenders (in each case in consultation with the Company) may elect; provided that the Loan Parties shall not be obligated to pay for more than one field examination in any Fiscal Year (excluding any field examination conducted at a time when any Event of Default exists).

         10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Parent and its Subsidiaries.

         10.4 Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations, decrees, orders, judgments, licenses, material contracts and permits, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all United States federal taxes and all other material taxes and governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property, other than Liens permitted by Section 10.8; provided that the foregoing shall not require the Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.10) cause each Subsidiary to maintain and preserve, (a) its existence and, if applicable, good standing in the jurisdiction of its formation; provided that any Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders), and (b) its qualification and good standing as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

         10.6 Financial Covenants.

         10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than
1.25 to 1.0.

         10.6.2 Leverage Ratio. Not permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.50 to 1.0.

         10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (a) obligations under this Agreement and the other Loan Documents;

         (b) unsecured seller Debt which represents all or part of the purchase price payable in connection with a transaction permitted by Section 10.10(c); provided that the aggregate outstanding principal amount of all such Debt shall not at any time exceed $5,000,000; and provided, further, that the amount of such Debt permitted hereunder may, at the request of the Company, be increased by up to $5,000,000 so long as such additional Debt has terms that are reasonably acceptable to the Administrative Agent;

         (c) Debt secured by Liens permitted by Section 10.8(d); provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $2,000,000;

         (d) Debt of Subsidiaries owed to the Parent or any other Subsidiary;

         (e) Hedging Obligations of the Company or any Subsidiary incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

         (f) unsecured Debt of the Company to Subsidiaries;

         (g) Subordinated Debt;

         (h) Debt existing on the date hereof and listed on Schedule 10.7(h), and refinancings, amendments, restatements, supplements, refundings, renewals or extensions of any such Debt so long as the principal amount of such Debt (as so refinanced or otherwise modified) is not increased and the terms applicable to such Debt (as so refinanced or otherwise modified) are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing or other modification (except that interest and fees payable with respect to such Debt (as so refinanced or modified) may be at the then-prevailing market rates);

         (i) Debt from the Parent owing to the Company solely to the extent that the proceeds of such Debt are used by the Parent (x) to pay its taxes and reasonable accounting, legal and corporate overhead expenses, in each case as they become due or (y) to consummate the Stock Repurchase;

         (j) other Debt in an aggregate principal amount not to exceed $5,000,000 at any time;

         (k) subject to the limitations set forth in Section 10.8(k), Debt arising under Capital Leases; and

         (l) Suretyship Liabilities permitted by Section 10.19.

         10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

         (a) Liens for taxes or other governmental charges not at the time delinquent or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

         (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, landlords, mechanics, repairmen and materialmen and other similar Liens imposed by law, (ii) deposits to secure trade contracts entered into in the ordinary course of business and (iii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with leases, surety bonds, bids, performance bonds and similar obligations) for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings and not involving any deposits (other than deposits in the ordinary course of business that are customary with respect to the type of obligations secured and deposits permitted by Section 10.19(f), but excluding bonds of the types described in subsection (e) below) or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

         (c) Liens identified in Schedule 10.8 and Liens securing refinancings, refundings, renewals, replacements or extensions of the Debt originally secured by such Liens; provided that the amount of Debt secured thereby is not increased;

         (d) subject to the limitations set forth in Section 10.7(c), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired, and any refinancing, amendment, restatement, supplement, renewal or extension of any such Lien (or the debt secured thereby) so long as the principal amount of the obligations secured by such Lien is not increased and such Lien does not extend to any other property of the Company or any Subsidiary;

         (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) leases, subleases, encroachments, subdivisions, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

         (g) Liens in favor of the Administrative Agent arising under the Loan Documents;

         (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (i) licenses of patents, trademarks, or other intellectual property rights granted in the ordinary course of business;

         (j) any interest or title of a lessor, licensor or sublessor under any lease or license entered into the ordinary course of its business and covering only the assets so leased or licensed;

         (k) Liens arising under Capital Leases, Liens securing Subordinated Debt and other Liens not otherwise permitted by this Section 10.8 so long as the aggregate outstanding principal amount of the obligations secured by the foregoing does not exceed $5,000,000 at any time outstanding; and

         (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 10.19.

         10.9 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other similar rights in respect of such stock, (c) make any other distribution to any shareholder with respect to such shareholder's equity interest, (d) pay any principal or interest on, or purchase, redeem or defease, any Subordinated Debt, or (e) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends to the Company or to any other Subsidiary, (ii) the Company or the Parent, as the case may be, may make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under the applicable agreement or instrument governing such Subordinated Debt and any applicable subordination agreement and/or intercreditor agreement, (iii) the Company or any Subsidiary may declare and pay dividends to the Parent to the extent necessary to enable the Parent to pay its taxes, accounting, legal and corporate overhead expenses as they become due, (iv) the Company and any of its Subsidiaries may purchase, redeem, retire or otherwise acquire shares of its capital stock or warrants or options from officers, directors or employees of the Company and any of its Subsidiaries upon the death, disability or termination of employment of such individual in an aggregate amount not to exceed $100,000 in any Fiscal Year; (v) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Company and any of its Subsidiaries may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under any applicable subordination agreement and/or intercreditor agreement; (vi) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Parent may on any date (a "Declaration Date") declare cash dividends to its shareholders; provided that the amount of cash dividends declared on any Declaration Date shall not exceed an amount equal to the result of (x) 15% of EBITDA for the first Computation Period ending on or after such Declaration Date minus (y) the amount of cash dividends previously declared by the Parent during such Computation Period; (vii) the Parent may pay cash dividends declared in accordance with the foregoing clause (vi) and the Company may pay dividends to the Parent to the extent necessary to enable the Parent to pay such dividends;
(ix) the Company may pay dividends to the Parent to enable the Parent to consummate the Stock Repurchase; and (x) the Parent may consummate the Stock Repurchase.

         10.10 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (except for the sale or lease of inventory in the ordinary course of business) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for
(a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary; (b) any such purchase or other acquisition (and the corresponding sale or other transfer) by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any Permitted Acquisition; (d) sales or assignments of receivables in the ordinary course of business consistent with past practice;
(e) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (excluding sales and assignments described in clause (a), (b) or (d) above) does not exceed $10,000,000; and (f) Investments permitted by
Section 10.19(n).

         10.11 Use of Proceeds. Use the proceeds of the Loans solely to finance the working capital of the Company and its Subsidiaries, to refinance Debt under the Existing Credit Agreement, to pay expenses and fees in connection with the refinancing of existing Debt, for capital expenditures, to pay dividends or make loans to the Parent to enable the Parent to consummate the Stock Repurchase, to make Permitted Acquisitions and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, (a) for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock (other than in connection with the Stock Repurchase) or (b) in violation of any applicable law, rule or regulation.

         10.12 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, mortgages, deeds of trust, Collateral Access Agreements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates, notes and other collateral with respect to which perfection is customarily obtained by possession, and the delivery of opinions of counsel with respect to any of such documents) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents and any Hedging Obligations of the Company owing to any Lender or any Affiliate of any Lender are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Company and guaranteed by all of the Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Subsidiary Guaranty; provided that no Foreign Subsidiary shall have an obligation to execute a counterpart of the Subsidiary Guaranty; and (ii) the obligations of the Parent under the Parent Guaranty and of each Subsidiary Guarantor under the Subsidiary Guaranty and any Hedging Obligations of the Parent or such Subsidiary Guarantor owing to any Lender or any Affiliate of any Lender are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Parent or such Subsidiary Guarantor. Notwithstanding the foregoing or any other provision of any Loan Document, (a) without limiting clause (c) below, neither the Parent, the Company nor any other domestic Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary; (b) no Foreign Subsidiary shall be required to pledge any of its assets, including the stock of any other Foreign Subsidiary; and (c) unless requested by the Administrative Agent or the Required Lenders, neither the Company nor any domestic Subsidiary shall be required to pledge any stock of Middleby Japan Corporation, G.S. Blodgett International, Limited, Fab Asia, Middleby Korea Corporation, Middleby China Corporation, Middleby Espana, S.L. or any other Foreign Subsidiary created or acquired after the date hereof.

         10.13 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Parent and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided that (i) the Parent may reimburse reasonable expenses and pay reasonable compensation to its officers and directors consistent with past practice and (ii) nothing herein shall prohibit or restrict the Stock Repurchase.

         10.14 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         10.15 Environmental Laws. Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

         10.16 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Parent or any Subsidiary from entering into options for the purchase of particular assets or businesses.

         10.17 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any loan or credit agreement, indenture or other material instrument or document containing any provision which (a) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by the Company hereunder or by the performance by the Parent, the Company or any other Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Parent, the Company or any other domestic Subsidiary from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets (other than (i) any prohibition with respect to an asset subject to a Lien or purchase money security interest securing Debt permitted by Section 10.7(c) or 10.7(k) or a Lien permitted by
Section 10.8(c)), (ii) customary non-assignment provisions in leases not prohibited by the terms of this Agreement), (iii) any prohibition applicable solely to the property or assets of any Foreign Subsidiary and (iv) any prohibition pursuant to customary agreements providing for the licensing of intellectual property by third parties to the Parent or any Subsidiary in the ordinary course of business that restricts the sublicensing, pledge, transfer or assignment of the licensee's rights thereunder.

         10.18 Business Activities. (a) Not engage in any business activity other than (i) the ownership of the capital stock of the Company and (ii) activities incidental thereto (including the Stock Repurchase) and (b) not permit any Subsidiary to engage in any line of business other than those engaged in by the Company and its Subsidiaries at the Effective Time and businesses reasonably related thereto.

         10.19 Advances and Other Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

         (a) equity Investments existing at the Effective Time in Subsidiaries identified in Schedule 9.8;

         (b) equity Investments in Subsidiaries (or entities which are to become Subsidiaries) in connection with transactions permitted by Section 10.10(a), (b) or (c);

         (c) in the ordinary course of business, contributions by the Parent to the capital of the Company, by the Company to any of its Subsidiaries or by any such Subsidiary to the capital of any of its Subsidiaries;

         (d) in the ordinary course of business, Investments by the Parent in the Company, by the Company in any of its Subsidiaries or by any Subsidiary in the Company or any other Subsidiary of the Company, by way of intercompany loans, advances or guaranties;

         (e) Suretyship Liabilities permitted by Section 10.7;

         (f) good faith deposits and the like made in connection with prospective Acquisitions permitted by Section 10.10;

         (g) Cash Equivalent Investments;

         (h) bank deposits in the ordinary course of business and consistent with past practice; provided that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts, disbursement accounts or for accounts payable, in each case to the extent that checks have been issued to third parties, (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Parent or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such Acquisition) which are maintained by the Parent and its domestic Subsidiaries with any bank that is not a Lender shall not at any time exceed $500,000 in the aggregate and (z) for a period of 90 days after the Effective Time, accounts currently located in Canada;

         (i) Investments received in connection with the creation and collection of receivables in the ordinary course of business;

         (j) Investments set forth on Schedule 10.19;

         (k) Permitted Acquisitions;

         (l) Investments in mutual funds not otherwise permitted by clauses
(a) through (k) above in an aggregate amount not to exceed $2,000,000 at any time outstanding;

         (m) Loans to the Parent permitted by Section 10.7(i); and

         (n) other Investments in an aggregate amount (valued at cost) not exceeding $1,000,000 at any time outstanding;

provided that no Investment otherwise permitted by clause (b), (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         10.20 Foreign Subsidiaries. Not at any time permit more than 25% of its consolidated assets to be owned by, or more than 45% of its consolidated revenues for any Fiscal Quarter to be earned by, Foreign Subsidiaries.

         10.21 Amendments to Certain Documents. Not, and not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of (a) the Blodgett Acquisition Agreement or the Stock Repurchase Agreement if such amendment, modification or waiver would adversely affect the interests of the Lenders or (b) any agreement or instrument governing any Subordinated Debt which would (i) have the effect of (x) providing for earlier payment in respect of principal or redemptions or otherwise (except with respect to any prepayment of Subordinated Debt permitted hereunder), (y) requiring collateral or guarantees to secure any Subordinated Debt or (z) increasing the interest rate payable with respect thereto or (ii) otherwise adversely affect the interest of the Lenders in any material respect.

         10.22 Real Estate Documents.

         (a) In the case of each parcel of real property acquired in fee by the Company or any domestic Subsidiary after the date hereof, concurrently with the acquisition of such real property (i) an ALTA Loan Title Insurance Policy issued by an insurer acceptable to the Administrative Agent (and, for purposes hereof, the Administrative Agent acknowledges that Chicago Title Insurance Company and Stewart Title Company are acceptable insurers) or a title insurance binder thereof marked by an authorized representative of such title company, insuring the Administrative Agent's Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent), (ii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to in clause (i) and (iii) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973.

         (b) In the case of each parcel of real property leased (as lessee) by the Company or any domestic Subsidiary after the Effective Time, use commercially reasonable efforts to deliver, or to cause to be delivered to the Administrative Agent concurrently with the effectiveness of such lease, (i) a Collateral Access Agreement from the owner and each mortgagee of such property waiving any landlord's or mortgagee's Lien in respect of personal property of any Loan Party kept at the premises subject to such lease (unless the delivery of such Collateral Access Agreement is waived by the Administrative Agent); and (ii) if requested by the Administrative Agent, a leasehold Mortgage for such property and the documents listed in clause (a) above with respect to such property.

         10.23 Key Management. No later than 180 days after Selim Bassoul (or any successor approved by the Required Lenders as set forth below) ceases to be the chief executive officer of the Company, retain a new chief executive officer reasonably satisfactory to the Required Lenders.

         SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         11.1 Effectiveness. This Agreement shall become effective at the time (the "Effective Time") at which the Administrative Agent shall have received
(a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 15.6; (b) evidence satisfactory to the Administrative Agent that all filings required by the Administrative Agent to perfect the Administrative Agent's Lien on the collateral under the Collateral Documents have been duly made and are in full force and effect; and (c) all of the following, each duly executed and dated a date satisfactory to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

         11.1.1 Notes. The Notes.

         11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors (or equivalent governing body) of each of the Parent and the Company authorizing or ratifying the execution, delivery and performance by such Person of each Loan Document to which it is a party.

         11.1.3 Other Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by each of the Parent and the Company of the documents referred to in this Section 11.

         11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of each of the Parent and the Company as of the Effective Time certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5 Confirmation. The Confirmation executed by each Loan Party.

         11.1.6 Opinion of Counsel for the Loan Parties. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties.

         11.1.7 Officer's Certificate. A certificate from the Chief Financial Officer of the Company and the Parent, in form and substance reasonably satisfactory to the Administrative Agent, confirming that, substantially concurrently with the receipt by the Company of the proceeds of the initial Credit Extensions, (a) the Company will pay a dividend or make a loan to the Parent in an amount sufficient to permit the Parent to consummate the Stock Repurchase and (y) the Parent will consummate the Stock Repurchase, and (b) a copy of the approval of the Board of Directors of the Parent (or a special committee thereof) for the Stock Repurchase (including approval of the terms thereof).

         11.1.8 Compliance Certificate. A compliance certificate substantially in the form of Exhibit B showing pro forma compliance with the financial covenants set forth in Section 10.6 as of January 1, 2005.

         11.1.9 Form U-1. An appropriately completed Federal Reserve Form U-1 for each Lender.

         11.1.10 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

         11.2 Conditions to All Credit Extensions. The obligation (a) of each Lender to make any Loan and (b) of each Issuing Lender to issue any Letter of Credit is subject to the condition that the Effective Time shall have occurred and to the following further conditions precedent:

         11.2.1 Compliance with Representations and Warranties, No Default, etc. Both before and after giving effect to each Credit Extension, the following statements shall be true and correct:

         (a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

         (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

         11.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender (acting through the Administrative Agent), the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Credit Extension and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for a Credit Extension shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request in support thereof.

         SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; default, and continuance thereof for three Business Days after notice from the applicable Issuing Lender, in the payment when due of any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Parent or any Subsidiary in an aggregate principal amount (in any case for all such Debt so affected) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to the expiration of any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof (subject to the expiration of any applicable grace period), or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 Bankruptcy, Insolvency, etc. The Parent or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Parent or such Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent or any Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Parent or any Subsidiary, and if such case or proceeding is not commenced by the Parent or such Subsidiary, it is consented to or acquiesced in by the Parent or such Subsidiary, or remains for 60 days undismissed; or the Parent or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         12.1.4 Non-Compliance with Provisions of This Agreement. (a) Failure by the Parent to comply with or to perform any covenant set forth in Sections 10.2, 10.5(a) (with respect to the Parent or the Company), 10.6 through 10.13, 10.17, 10.18, 10.19 or 10.21; or (b) failure by the Parent to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days (less, in the case of Section 10.1.5(a), the number of days elapsed from the second Business Day after a Responsible Officer obtains knowledge of such failure to the date on which the Company provides the notice required by such Section) after notice thereof to the Company from the Administrative Agent or any Lender.

         12.1.5 Representations and Warranties. Any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate at any time given by such Loan Party in writing in connection herewith or therewith, is false or misleading in any material respect on or as of the date made or deemed made.

         12.1.6 Pension Plans. (i) Institution of any steps by any Loan Party or any other Person to terminate a Pension Plan if as a result of such termination such Loan Party could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Parent and the Controlled Group has incurred on the date of such withdrawal) exceeds $1,000,000.

         12.1.7 Judgments. Final judgments which exceed an aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $1,000,000 shall be rendered against the Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.8 Invalidity of Subsidiary Guaranty, etc. The Subsidiary Guaranty or the Parent Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor or the Parent, respectively (unless, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor ceases to be a Subsidiary pursuant to a transaction permitted hereby); any Subsidiary Guarantor or the Parent shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty or the Parent Guaranty, respectively; or any Subsidiary Guarantor or the Parent (or any Person by, through or on behalf of such Subsidiary Guarantor or the Parent) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty or the Parent Guaranty, respectively, with respect to such Subsidiary Guarantor or the Parent, respectively.

         12.1.9 Invalidity of Collateral Documents, etc. (a) Any Collateral Document shall cease to be in full force and effect with respect to any Loan Party (unless such Loan Party ceases to be a Subsidiary pursuant to a transaction permitted by Section 10.10); (b) any Loan Party shall fail to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party and such failure (i) affects a material portion of the collateral granted under such Collateral Document or (ii) continues for 10 days after a Responsible Officer obtains knowledge thereof; or (c) any Loan Party (or any Person by, through or on behalf of such Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         12.1.10 Change in Control. A Change in Control shall occur.

         12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

         SECTION 13 PARENT GUARANTY

         13.1 The Guaranty. The Parent hereby irrevocably and unconditionally guarantees as a primary obligor the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, including all principal of the Loans, all reimbursement obligations in respect of Letters of Credit, all interest on the foregoing and all fees payable hereunder (including all interest and fees accruing after the commencement of a bankruptcy, insolvency or similar proceeding with respect to the Company, regardless of whether such interest or fees constitute an allowed claim in such proceeding) and all other amounts payable hereunder or any other Loan Document.

         13.2 Guaranty Unconditional. The obligations of the Parent under this
Section 13 shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any Subsidiary Guarantor under this Agreement, any other Loan Document or any applicable Hedging Agreement, by operation of law or otherwise (other than payment in full of the Guaranteed Obligations);

         (b) any modification or amendment of or supplement to this Agreement, any other Loan Document or any applicable Hedging Agreement;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement;

         (d) any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement, any other Loan Document or any applicable Hedging Agreement (other than payment in full of the Guaranteed Obligations);

         (e) the existence of any claim, set-off or other right which the Parent may have at any time against the Company, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any applicable Hedging Agreement or any unrelated transaction;

         (f) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement, any other Loan Document or any applicable Hedging Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Loan, any amounts payable with respect to any Letter of Credit, any other amount payable by it under this Agreement, any other Loan Document or any applicable Hedging Agreement; or

         (g) any other act or omission to act or delay of any kind by the Company, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent's obligations hereunder.

         13.3 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Parent's obligations hereunder shall remain in full force and effect until the Commitments and all Letters of Credit shall have terminated and all Guaranteed Obligations shall have been paid in full in cash (other than in respect of contingent indemnification obligations with respect to which the Administrative Agent and the Lenders have not asserted a claim against any Loan Party). If at any time any payment of principal of or interest on any Loan, any amount payable with respect to any Letter of Credit, any other amount payable by the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Parent's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         13.4 Waiver by the Parent. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         13.5 Delay of Subrogation. Notwithstanding any payment made by or on behalf of the Parent under this Section 13, the Parent shall not exercise any right of subrogation to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received payment in cash of the full amount of all Guaranteed Obligations, the expiration or termination of all Letters of Credit and the termination of the Commitments.

         13.6 Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Company under this Agreement, any other Loan Document or any applicable Hedging Agreement is stayed upon insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent under this Section 13 forthwith on demand by the Administrative Agent made at the written request of the Required Lenders.

         SECTION 14 THE ADMINISTRATIVE AGENT.

         14.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Lender shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this
Section 14, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.

         (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this Section 14, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

         14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         14.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Agent-Related Person's own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or their participants for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         14.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all of the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or, if required hereunder, all Lenders) otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate a solicitation for the consent or a vote of the Lenders.

         14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or its Affiliates which may come into the possession of any of the Agent-Related Persons.

         14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata based on each Lender's Total Percentage, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent resulting from such Agent-Related Person's gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for the purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (according to its Total Percentage) of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that any Loan Party is obligated to, but fails, to reimburse the Administrative Agent therefor (but without limiting such Loan Party's obligation to so reimburse the Administrative Agent, it being understood that the Administrative Agent shall promptly return to each Lender any amount paid by such Lender pursuant hereto which is subsequently reimbursed by any Loan Party). The undertaking in this Section shall survive termination of the Commitments, repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         14.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Lender or the Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Administrative Agent and an Issuing Lender and the Swing Line Lender, and the terms "Lender", "Revolving Lender" and "Term Lender" include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

         14.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.6 and 15.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an "Issuing Lender" and the "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

         14.10 Withholding Tax.

         (a) The Administrative Agent and any Lender, Participant or Assignee that is a "foreign corporation, partnership or trust" within the meaning of the Code agrees to deliver to the Company and the Administrative Agent, on or prior to the date this Agreement was executed (or if any Assignee or Participant was not a Lender or Participant hereunder immediately prior to such assignment or participation, on or prior to the effective date of the assignment or participation pursuant to which such Assignee or Participant became a Lender or Participant hereunder or if the Administrative Agent is a successor to the original Administrative Agent, on or prior to the date such Person accepts the appointment as Administrative Agent), two properly completed and executed original copies of Internal Revenue Service Forms W-9 and two properly completed and executed copies of either (x) (i) Internal Revenue Service Form W-8BEN, establishing a complete exemption from withholding tax under an applicable United States income tax treaty or (y) Internal Revenue Service Form W-8ECI establishing that payments under this Agreement are exempt from United States withholding tax because such payments are connected with a United States trade or business of the Administrative Agent or such Lender, Participant or Assignee. The Administrative Agent and each Lender, Participant or Assignee shall also provide such other such other forms, certificates, documents and other evidence as may be required under the Code or other laws of the United States.

         Each Lender, Participant or Assignee or the Administrative Agent, as the case may be, agrees to promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, each Lender, Participant or Assignee or the Administrative Agent, as the case may be, shall deliver to the Company and the Administrative Agent two further copies of such Form W-8BEN or W-8ECI or successor applicable forms or other manner of certification on or before the date that any such prior form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Person to the Company and the Administrative Agent.

         (b) If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8ECI as no longer valid.

         (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8BEN with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender hereunder, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Lender, Assignee or Participant is entitled to a reduction in the applicable withholding tax, the Company or the Administrative Agent may withhold from any interest payment to such Lender, Assignee or Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) of this Section are not delivered to the Company or the Administrative Agent, then the Company or the Administrative Agent may withhold from any interest payment to such Lender, Assignee or Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Company or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender, Assignee or Participant (because the appropriate form was not delivered or was not properly executed, or because such Lender, Assignee or Participant failed to promptly notify the Company or the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender, Assignee or Participant shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Company or the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company or the Administrative Agent, together with all costs and expenses (including reasonable fees of attorneys for the Company and the Administrative Agent (including the reasonable allocable costs of internal legal services and all reasonable disbursements of internal counsel)). The obligation of the Lenders, Assignees or Participants under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Administrative Agent and shall apply to any assignee or successor of the Company.

         14.11 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 10.8(c), (d) or (l) hereof; or (c) to release any Subsidiary from its obligations under the Subsidiary Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the Subsidiary Guaranty, pursuant to this Section 14.11.

         14.12 Other Agents. No Lender identified on the facing page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the Syndication Agent or the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

         SECTION 15 GENERAL.

         15.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Total Percentage of not less than the aggregate Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders and, in the case of an amendment or other modification, the Company, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase the Revolving Percentage or the Term Percentage of any Lender, or increase or extend the Commitment of any Lender, without the consent of such Lender. No amendment, modification, waiver or consent shall (i) extend the scheduled maturity date of any principal of any Loan or extend the date for payment of any interest on any Loan or any fees payable hereunder, (ii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iii) release (x) the Parent from its obligations under the Parent Guaranty, (y) any Subsidiary from its obligations under the Subsidiary Guaranty (other than with respect to a Subsidiary Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or (z) all or substantially all of the collateral granted under the Collateral Documents or (iv) reduce the aggregate Total Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of each Lender affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender. No provision of this Agreement affecting the Swing Line Lender in its capacity as such shall be amended, modified or waived without the written consent of the Swing Line Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         15.2 Confirmations. The Company and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding to such Lender.

         15.3 Notices. Except as otherwise provided in Sections 2.2 and 2.4, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule
15.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2 and 2.4, the Administrative Agent and the Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believes is a Responsible Officer of the Company, and the Company shall hold the Administrative Agent, the Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         15.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

         15.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         15.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arranger (including the reasonable fees and charges of counsel for the Administrative Agent and the Lead Arranger and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and reasonable allocated costs of internal counsel) incurred by the Administrative Agent and each Lender during the existence of an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any amendments, supplements or waivers thereto. In addition, the Company agrees to pay, and to save the Administrative Agent, the Lead Arranger and the Lenders harmless from all liability for, (a) any stamp or other similar taxes (excluding franchise taxes, branch profits taxes and other taxes imposed on or measured by net income, net profits or receipts) which may be payable in connection with the execution and delivery of this Agreement, the Credit Extensions hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith, except as otherwise provided in Section
7.6 or 8.1, and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All obligations provided for in this Section
15.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         15.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         15.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         15.9 Assignments; Participations.

         15.9.1 Assignments. Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Loans and Commitment in a minimum aggregate amount (in the case of an assignment to an Assignee other than a Lender hereunder) equal to the lesser of (i) the amount of the assigning Lender's remaining Loans and, without duplication, Commitments and (ii) (x) in the case of the assignment of such Lender's Revolving Loans and/or Revolving Commitment, $5,000,000 and (y) in the case of an assignment of such Lender's Term Loan and/or Term Commitment, $1,000,000 (or such lesser amount as the Company and the Administrative Agent may agree in their discretion); provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts), (b) any assignment of all or a portion of a Lender's Revolving Commitment to a Person other than a Revolving Lender shall be subject to the prior written consent of the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), (c) no consent of the Company or the Administrative Agent shall be required in connection with (i) the assignment of all or a portion of any Term Loan to an Approved Fund or (ii) any assignment from a Lender to an Affiliate of such Lender or to another Lender; (d) no consent of the Administrative Agent shall be required in connection with the assignment of all or a portion of a Lender's Revolving Loans and Revolving Commitment to another Revolving Lender and (e) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (w) the Assignee shall have complied with the requirements set forth in Section 14.10, if applicable,

                  (x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit F (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent and, if required, the Company, and

                  (z) unless the Assignee is an Affiliate of the assigning Lender, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $2,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder (and, in the case of an assignment of all of its Commitments and Loans, shall cease to be a Lender (but shall continue to have all rights and obligations under provisions hereof which by their terms survive the termination hereof)). Within five Business Days after the effectiveness of any assignment and delegation to a Person that is not currently a Lender hereunder, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note dated the effective date of such assignment. Any attempted assignment and delegation not made in accordance with this Section 15.9.1 shall be null and void.

         The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's office specified for payments pursuant to Section 7.1 a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and reimbursement obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         Notwithstanding the foregoing provisions of this Section 15.9.1 or any other provision of this Agreement, (i) any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank and
(ii) any Lender that is an Approved Fund may assign all or any portion of any Term Loan to a trustee for the benefit of such Lender's investors in connection with the financial leveraging of such Approved Fund; provided that no such assignment shall (x) release any Lender from any of its obligations hereunder or (y) substitute any such Federal Reserve Bank or trustee for such Lender as a party hereto; and provided, further, that no such Federal Reserve Bank or trustee shall be entitled to exercise any right (or shall have any obligation) of a Lender under the Loan Documents unless it becomes a Lender in compliance with the other provisions of this Section 15.9.1.

         15.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or Swing Line Loan or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"); provided that any Lender selling any such participating interest shall give notice thereof to the Company. In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note and shall remain responsible for all of its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 15.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater amount pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold).

         15.10 Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE ss.105/5-5). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         15.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         15.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

         15.13 Indemnification by the Company.

         (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Lead Arranger, each Lender and each of the officers, directors, employees, attorneys, Affiliates and agents of the Administrative Agent and each Lender (each a "Lender Party") free and harmless from and against any and all Indemnified Liabilities, except to the extent that such Indemnified Liabilities arise on account of any such Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (b) All obligations provided for in this Section 15.13 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents, the sale, transfer or conveyance of all or part of the past and present properties and facilities or any circumstances which might otherwise constitute a legal or equitable discharge, in whole or in part, of the Company under this Agreement and any termination of this Agreement.

         15.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH ADDRESS AS DETERMINED PURSUANT TO SECTION 15.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE COMPANY AND THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         15.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENTS.

         15.16 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Parent and the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Parent and the Company, which information includes the name and address of the Parent and the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Parent and the Company in accordance with the Act.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                                MIDDLEBY MARSHALL INC.


                                                By /s/ Timothy J. FitzGerald
                                                   ---------------------------
                                                Title Chief Financial Officer


                                                THE MIDDLEBY CORPORATION


                                                By /s/ Timothy J. FitzGerald
                                                   ----------------------------
                                                Title Chief Financial Officer

                                                BANK OF AMERICA, N.A., as
                                                Administrative Agent


                                                By /s/ David A. Johanson
                                                   ----------------------------
                                                Title Vice President

                                                BANK OF AMERICA, N.A., as an
                                                Issuing Lender, as Swing Line
                                                Lender and as a Lender


                                                By /s/ Craig W. McGuire
                                                   ----------------------------
                                                Title Senior Vice President

                                                LASALLE BANK NATIONAL
                                                ASSOCIATION, as Syndication
                                                Agent and as a Lender


                                                By /s/ Peg Loughlin
                                                   ----------------------------
                                                Title SVP

                                                WELLS FARGO BANK, N.A., as
                                                Documentation Agent and as a
                                                Lender


                                                By /s/ Edmund H. Lester
                                                   ----------------------------
                                                Title SVP

                                                THE NORTHERN TRUST COMPANY


                                                By /s/ [illegible]
                                                   ----------------------------
                                                Title Officer

                                                FIFTH THIRD BANK (CHICAGO)


                                                By /s/ Clif Gill
                                                   ----------------------------
                                                Title Vice President

                                                OAK BROOK BANK


                                                By /s/ Henry Wessel
                                                   ----------------------------
                                                Title VP

                                                COOPERATIEVE CENTRALE
                                                RAIFFEISEN-BOERENLEENBANK B.A.,
                                                "RABOBANK NEDERLAND", NEW YORK
                                                BRANCH


                                                By /s/ [illegible]
                                                   ----------------------------
                                                Title Executive Director


                                                By /s/ [illegible]
                                                   ----------------------------
                                                Title Executive Director

                                 SCHEDULE 1.1

                               PRICING SCHEDULE

         The Commitment Fee Rate, Eurodollar Margin, LC Fee Rate and Base Rate Margin, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.


         ------------------------------ --------------------- ------------------------- -----------------------
                                            Commitment         Eurodollar Margin/            Base Rate
                                             Fee Rate             LC Fee Rate                  Margin
         ------------------------------ --------------------- ------------------------- -----------------------

         Level I                               40 bps                 200 bps                   50 bps
         ------------------------------ --------------------- ------------------------- -----------------------
         Level II                              35 bps                 175 bps                   25 bps

         ------------------------------ --------------------- ------------------------- -----------------------
         Level III                             30 bps                 150 bps                   0 bps

         ------------------------------ --------------------- ------------------------- -----------------------
         Level IV                              25 bps                 125 bps                   0 bps

         ------------------------------ --------------------- ------------------------- -----------------------
         Level V                               20 bps                 100 bps                   0 bps

         ------------------------------ --------------------- ------------------------- -----------------------

         Level I applies when the Leverage Ratio is greater than or equal to
3.25 to 1.

         Level II applies when the Leverage Ratio is greater than or equal to
2.75 to 1 but less than 3.25 to 1.

         Level III applies when the Leverage Ratio is greater than or equal to
2.25 to 1 but less than 2.75 to 1.

         Level IV applies when the Leverage Ratio is greater than or equal to
1.50 to 1 but less than 2.25 to 1.

         Level V applies when the Leverage Ratio is less than 1.50 to 1.

         Initially, the applicable Level shall not be determined in accordance with the Leverage Ratio but shall be Level III. Beginning with the Fiscal Quarter ending June 25, 2005, the applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section
10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.

                                 SCHEDULE 2.1

                LENDERS AND INITIAL COMMITMENTS AND PERCENTAGES


--------------------------------------------------------------------------------------------------------------------
                                     Revolving     Revolving           Term            Term              Total
Lender                               Commitment    Percentage       Commitment     Percentage          Percentage
--------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                $19,125,000   21.250000000%    $14,875,000     21.250000000%     21.250000000%
--------------------------------------------------------------------------------------------------------------------
LaSalle Bank National Association    $18,000,000   20.000000000%    $14,000,000     20.000000000%     20.000000000%
--------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.               $16,875,000   18.750000000%    $13,125,000     18.750000000%     18.750000000%
--------------------------------------------------------------------------------------------------------------------
Rabobank Nederland                   $12,093,750   13.437500000%     $9,406,250     13.437500000%     13.437500000%
--------------------------------------------------------------------------------------------------------------------
Fifth Third Bank (Chicago)           $12,093,750   13.437500000%     $9,406,250     13.437500000%     13.437500000%
--------------------------------------------------------------------------------------------------------------------
The Northern Trust Company            $7,875,000    8.750000000%     $6,125,000      8.750000000%      8.750000000%
--------------------------------------------------------------------------------------------------------------------
Oak Brook Bank                        $3,937,500    4.375000000%     $3,062,500      4.375000000%      4.375000000%
--------------------------------------------------------------------------------------------------------------------
TOTALS                               $90,000,000  100.000000000%    $70,000,000    100.000000000%    100.000000000%
--------------------------------------------------------------------------------------------------------------------


                                 SCHEDULE 6.1
                          AMORTIZATION OF TERM LOANS

-------------------------------------------------------------------------------
               DATE                                        PRINCIPAL PAYMENT
-------------------------------------------------------------------------------
March 20, 2005                                                $2,500,000
-------------------------------------------------------------------------------
June 20, 2005                                                 $2,500,000
-------------------------------------------------------------------------------
September 20, 2005                                            $2,500,000
-------------------------------------------------------------------------------
December 20, 2005                                             $2,500,000
-------------------------------------------------------------------------------
March 20, 2006                                                $3,125,000
-------------------------------------------------------------------------------
June 20, 2006                                                 $3,125,000
-------------------------------------------------------------------------------
September 20, 2006                                            $3,125,000
-------------------------------------------------------------------------------
December 20, 2006                                             $3,125,000
-------------------------------------------------------------------------------
March 20, 2007                                                $3,750,000
-------------------------------------------------------------------------------
June 20, 2007                                                 $3,750,000
-------------------------------------------------------------------------------
September 20, 2007                                            $3,750,000
-------------------------------------------------------------------------------
December 20, 2007                                             $3,750,000
-------------------------------------------------------------------------------
March 20, 2008                                                $3,750,000
-------------------------------------------------------------------------------
June 20, 2008                                                 $3,750,000
-------------------------------------------------------------------------------
September 20, 2008                                            $3,750,000
-------------------------------------------------------------------------------
December 20, 2008                                             $3,750,000
-------------------------------------------------------------------------------
March 20, 2009                                                $4,375,000
-------------------------------------------------------------------------------
June 20, 2009                                                 $4,375,000
-------------------------------------------------------------------------------
September 20, 2009                                            $4,375,000
-------------------------------------------------------------------------------
December 23, 2009                                             $4,375,000
-------------------------------------------------------------------------------

                                 SCHEDULE 9.6

                     LITIGATION AND CONTINGENT LIABILITIES

                                 SCHEDULE 9.7

                        OWNERSHIP OF PROPERTIES; LIENS

                                 SCHEDULE 9.8

                                 SUBSIDIARIES


Middleby Marshall Inc.
         Blodgett Holdings, Inc.
         Middleby Japan Corporation
         G.S. Blodgett Corporation
                  Pitco Frialator, Inc.
                  MagiKitch'n Inc.
                  Cloverleaf Properties, Inc.
                  Frialator International Limited (UK)
                  G.S. Blodgett International, Limited
         Middleby Philippines Corp.
                  Fab Asia
         Middleby Worldwide, Inc.
                  Middleby Taiwan Corporation
                  Middleby Korea Corporation
                  Middleby China Corporation
                  Middleby Worldwide, S.A. de C.V.
                  Middleby Espana, S.L.

                                 SCHEDULE 9.15

                             ENVIRONMENTAL MATTERS

                               SCHEDULE 10.7(h)

                                 EXISTING DEBT

                                 SCHEDULE 10.8

                                EXISTING LIENS

                                SCHEDULE 10.19

                             EXISTING INVESTMENTS

                                 SCHEDULE 15.3
                             ADDRESSES FOR NOTICES



MIDDLEBY MARSHALL, INC.
-----------------------

1400 Toastmaster Drive
Elgin, IL  60120
Attention: Chief Financial Officer
Telephone: (847) 741-3300
Facsimile: (847) 741-1689

BANK OF AMERICA, N.A., as Administrative Agent
----------------------------------------------

For notices of borrowing, payments and other administrative matters:

901 Main St
Dallas, TX 75202
Attention: Denise Wolfenberger
Telephone: 214-209-3175
Facsimile: 214-290-8373

with a copy to:

231 S. LaSalle Street
Mail Code: IL1-231-08-30
Chicago, Illinois 60697
Attention: Jeffery T. White, Assistant Vice President
Telephone: 312-828-3699
Facsimile: 877-207-0485


BANK OF AMERICA, N.A., as Issuing Lender, as Swing Line Lender, and as a Lender
-------------------------------------------------------------------------------

231 S. LaSalle Street
Chicago, Illinois 60697
Attention: Craig W. McGuire
Telephone: 312-828-1320
Facsimile: 312-828-1974

WELLS FARGO BANK, N.A.
----------------------

For notices of borrowing, payments and other administrative matters:

1700 Lincoln Street
Denver, CO 80203
Attention: Elizabeth Yowell
Telephone: 303-863-5114
Facsimile: 303-863-2729

For all other notices:

230 West Monroe
Suite 2900
Chicago, IL 60606
Attention: Edmund H. Lester
Telephone: 312-762-9020
Facsimile: 312-795-9388

LASALLE BANK NATIONAL ASSOCIATION
---------------------------------

For notices of borrowing, payments and other administrative matters:

135 S. LaSalle Street, Suite 1125
Chicago, IL 60603
Attention: Sheila Brown
Telephone: 312-904-5319
Facsimile: 312-904-6150

For all other notices:

Attention: Peg Laughlin
Telephone: 312-904-6742
Facsimile: 312-904-6150

THE NORTHERN TRUST COMPANY
--------------------------

For notices of borrowing, payments and other administrative matters:

50 S. LaSalle St.
Chicago, IL 60675
Attention: Oscar Parrish
Telephone: 312-444-5504
Facsimile: 312-444-3502

For all other notices:

Attention: Eileen Sachanda
Telephone: 312-444-4273
Facsimile: 312-444-7028

FIFTH THIRD BANK (CHICAGO)
--------------------------

For notices of borrowing, payments and other administrative matters:

233 S. Wacker Drive
Chicago, IL 60606
Attention: Cecilia Leephailbul
Telephone: 312-876-4387
Facsimile: 312-876-4793

For all other notices:

Attention: Andrew Bennett
Telephone: 312-756-5563
Facsimile: 312-756-5570


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH
---------------------------------------------------------------------------

For notices of borrowing, payments and other administrative matters:

10 Exchange Place
Jersey City, NJ 07302
Attention: Anil Autur
Telephone: 201-499-5415
Facsimile: 201-499-5326

For all other notices:

123 North Wacker Drive
Suite 2100
Chicago, IL 60606
Attention: Ivan Rodriguez
Telephone: 312-408-8210
Facsimile: 312-408-8208


OAK BROOK BANK
--------------

For notices of borrowing, payments and other administrative matters:

1400 6th Street
Oak Brook, IL 60523
Attention: Liz Pierson
Telephone: 630-571-1050, ext. 475
Facsimile: 630-571-1698

For all other notices:

Attention: Henry Wessel
Telephone: 630-571-1050, ext. 224
Facsimile: 630-571-0256